UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DIGIMARC CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

DIGIMARC

March 28, 2023

DOWNLOAD DIGIMARC DISCOVER
dmrc.app

Scan cover to learn more

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

Digimarc ESG Summary

Digimarc is committed to sustainable value creation, transparency, and alignment with environmental, social, and governance (ESG) best practices. This preface summarizes our ESG strategy and key achievements.

Our Purpose:

Everything we do is rooted in our Purpose. Our technology is uniquely positioned to help our industry and others solve important problems. Our Purpose captures the important contribution Digimarc makes to advancing prosperous, safer, and more sustainable business.

The culture at Digimarc is critically important to our success. Our company Values outline the key behaviors that ensure we are swiftly and effectively achieving our Purpose. We expect all our teammates to embody our Values by being Courageous, Collaborative, and Curious.

Digimarc Values		
Courageous	**Collaborative**	**Curious**
We innovate with integrity	We're stronger together	We listen and look forward
Challenge each other and do the right thing – even when it's difficult – to deliver wins for our customers.	Embrace diverse perspectives and harness our collective talent to realize our full potential.	Think differently and seek out opportunities for growth to exceed our stakeholders' expectations.

Why ESG is important to us

ESG is an integral element of Digimarc's strategy, covering the key areas of our organization's impacts on the world around us (impacts outwards), as well as environmental, social, and governance risks or opportunities that have an impact on our business (impacts inwards).

Our approach is grounded in the firm belief that managing our ESG impacts helps us to be responsible stewards of our resources, innovate, mitigate risk, and differentiate Digimarc from its competitors. This approach supports our ability to create value over the long term and perform for our shareholders and other key stakeholders.

digimarc.com

2

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

Our Material ESG Impacts

We proactively manage our ESG impacts across **People**, **Product**, and **Planet**, the three pillars of Digimarc's ESG Framework. Our responsible management of **Governance** topics forms the foundation.

A materiality assessment identified Digimarc's material ESG impacts, based on the globally recognized standards published by the Sustainability Accounting Standards Board (SASB).

Some of the most prominent ESG impacts we identified are the following:

People	Product	Planet
Human Capital Management Diversity, Equity, and Inclusion Community Relations Human Rights	Design & Lifecycle Management Responsible Marketing Customer Privacy Business Model Resilience	Climate Change Management Ecological Impacts Energy, Water, and Waste
Governance		

Digimarc's ESG Framework and main ESG impacts

2022 Highlights

Digimarc made significant progress on our ESG priorities during 2022.

Human Capital Management and Diversity, Equity, and Inclusion (DEI)

- Digimarc rolled out a number of initiatives to support our employees, such as mentoring programs, learning and development policies, and regular engagement surveys. We implemented new training programs for teammates and managers on DEI and bias.
- Additions to Digimarc's Board of Directors improved diversity. Of the six candidates nominated for election at the 2023 Annual Meeting of Shareholders, 33% bring diversity of demographic background and 50% bring gender diversity to the Board.

digimarc.com

3

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

Product Lifecycle Management and Responsible Marketing

- Digimarc Recycle expanded into North America and was proven to achieve 99% detection of plastics for recycling sortation in a number of industrial scenarios, including harsh conditions.
- In 2022, ESG considerations were formally incorporated into the Digimarc Innovation Framework. Meanwhile, a cross-functional Ethical Messaging Committee regularly evaluated Digimarc's public statements for accuracy and verifiability.

Climate Change Management

- Digimarc improved its data collection processes for value chain carbon emissions. We established systems to monitor and report on upstream Scope 3 greenhouse gas emissions from third-party data centers and computing use.

Governance

- Digimarc undertook a comprehensive project to consolidate and simplify its corporate policies. This supports employee and stakeholder clarity, strengthens our corporate governance, and ensures our policies are in line with best practice.

digimarc.com

4

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

- Continued refreshment further expanded the range of skills and competencies represented on the Board, with newly elected directors contributing particularly valuable skills in Human Capital, Sustainability, and Diversity & Inclusion, among others. We are extremely proud of the depth of industry experience, expertise, and diversity that our directors bring to the Board. In addition to the following matrix, all of our directors have experience in the following areas: C-Suite executive, Risk Management, Corporate Operations, and International/Global Operations. Their individual competencies are elaborated in this document under Proposal 1.

Governance of ESG

Digimarc's governance structure supports ESG integration at all levels of the organization.

The Board Governance, Nominating, and Sustainability (GNS) Committee exercises formal oversight and receives quarterly reporting on ESG. Other committees have been delegated oversight for certain material impacts, such as DEI. Management of material ESG impacts is integrated throughout the organization, allowing effective incorporation of ESG considerations into our strategic decisions, policies, and processes. The Marketing team plays a coordinating role with our Subject Matter Experts (SMEs) and supports reporting on progress to stakeholders.

Board of Directors
Governance, Nominating, and Sustainability (GNS) Committee oversees ESG; other committees oversee impact
Executive Management
Executives are accountable as Impact Owners
Organization
Functional leads and SMEs throughout organization act as Impact Managers and are responsible for ESG integration

Digimarc's Governance of ESG

digimarc.com

5

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

Transparency

In 2022, Digimarc published its inaugural ESG Impact Report, in line with SASB standards. The report addressed our contributions to the UN Sustainable Development Goals (SDGs) and responded to the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD).

Furthermore, Digimarc participated in the Early Adopter Program of the UN Global Compact's updated annual Communication on Progress (COP). We also published our annual report to the Ellen MacArthur Foundation's New Plastics Economy Global Commitment, explaining how we continue to fulfill our pledge to support the initiative's circular economy goals.

More information on our commitment to ESG and our ESG reporting can be found at: www.digimarc.com/company/impact. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted.

digimarc.com

Notice of 2023 Annual Meeting of Shareholders & Proxy Statement

DIGIMARC

Digimarc Corporation
8500 SW Creekside Place,
Beaverton, OR 97008 USA
T: +1 800 344 4627
F: +1 503 469 4777

info@digimarc.com
www.digimarc.com
© 2023 Digimarc Corporation

ABOUT DIGIMARC CORPORATION

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization, delivering business value across industries through unique identities and cloud-based solutions. A trusted partner in deterring digital counterfeiting of global currency for more than 20 years, Digimarc uncovers a product's journey to provide intelligence and promote a prosperous, safer, and more sustainable world. With Digimarc, you can finally see everything. And when you see everything, you can achieve anything. For more information, visit us at digimarc.com.

digimarc.com

DIGIMARC CORPORATION

8500 S.W. Creekside Place

Beaverton, Oregon 97008

FORMAL NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 10, 2023

To the Shareholders of Digimarc Corporation:

Annual Meeting Time and Location

Notice is hereby given that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Digimarc Corporation, an Oregon corporation (“Digimarc,” “Company,” “we,” or “our”), will be held on May 10, 2023, at the headquarters of Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008, at 11:00 a.m., local time.

Annual Meeting Agenda

The purposes of the Annual Meeting will be:

1.	Election of Directors. To elect six directors for a term of one year (Proposal No. 1);

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2023 (Proposal No. 2);

3.	Advisory Vote to Approve Executive Compensation. To approve, by non-binding vote, the compensation paid to our executive officers (Proposal No. 3);

4.	Advisory Vote on Frequency of Advisory Vote on Executive Compensation. To recommend, by non-binding vote, the frequency of the advisory vote on executive compensation (Proposal No. 4);

5.	Approval of Amendments to the Digimarc Corporation 2018 Incentive Plan. To approve the amendments to the Digimarc Corporation 2018 Incentive Plan (Proposal No. 5); and

6.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on March 13, 2023, as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Proxy Material Availability

We are making our proxy materials available to our shareholders over the Internet. You may read, print, and download our annual report and proxy statement at the Investor Relations section of our website at www.digimarc.com, on the Company, Investors page. This proxy statement is first being sent to shareholders on or about March 28, 2023, when we will mail our shareholders a notice containing instructions on how to access our 2023 proxy statement and 2022 annual report to shareholders via the Internet and how to vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual meeting materials electronically.

We Urge You to Vote

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares as directed in the proxy card for the Annual Meeting as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you subsequently decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Joel Meyer
Secretary

Beaverton, Oregon

March 28, 2023

Table of Contents to the Proxy Statement for the 2023 Annual Meeting of Shareholders

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF SHAREHOLDERS

General Information

The Board of Directors of Digimarc Corporation, an Oregon corporation (“Digimarc,” “Company,” “we,” or “our”), is soliciting proxies to be used at the annual meeting of shareholders (the “Annual Meeting”) to be held on May 10, 2023, at 11:00 a.m., local time, at our headquarters, located at 8500 S.W. Creekside Place, Beaverton, Oregon 97008, and any adjournment or postponement of the Annual Meeting. Notice of, and electronic access to, this proxy statement, the form of proxy, and our 2022 annual report to shareholders (which together we refer to as our “proxy materials”) are first being provided to shareholders on or about March 28, 2023. The shares represented by the proxies received, properly marked, dated, executed, and not revoked, will be voted at the Annual Meeting by the proxy holders designated on the proxy.

The Board fixed the close of business on March 13, 2023, as the record date (the “Record Date”) for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 20,270,986 shares of our common stock, $0.001 par value per share, were outstanding and entitled to vote at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. There must be a quorum for the Annual Meeting to be held. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy. Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or to request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, but even more significantly, will help us reduce waste and our impact on the environment. Please help out by requesting copies by email or using web access. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

How to Vote

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

If you hold shares directly as the shareholder of record, you may vote your shares by following the instructions set forth on the proxy card. If you hold shares beneficially in street name, you may vote your shares by following the instructions set forth in the notice provided by your broker, bank, trust, or other holder of record. In most cases, you may submit your voting instructions by mail, by telephone, or via the Internet by following the instructions in the proxy card or voting instruction card. You may access your proxy materials and proxy card online by accessing the www.proxyvote.com website and entering your 16-digit control number found on the Notice that you received. The voting procedures are designed to comply with Oregon law, to authenticate the shareholder’s identity, and to allow shareholders to vote their shares and confirm that their voting instructions have been properly recorded.

Revocability of Proxy

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet or by telephone, by delivering a written notice of revocation to the Corporate Secretary of Digimarc, by submitting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If your shares are held in a stock brokerage account or by a bank or other nominee, you must obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting.

Any written notice revoking a proxy should be sent to Digimarc Corporation, Attention: Joel Meyer, Executive Vice President, Chief Legal Officer, Compliance Officer, and Corporate Secretary, 8500 S.W. Creekside Place, Beaverton, Oregon 97008, or hand delivered to the Secretary at or before the vote at the Annual Meeting.

Solicitation

Digimarc solicits proxies by mail and by direct contact to eligible shareholders. Besides this solicitation by mail, our directors, officers, and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request that brokerage firms, nominees, custodians, and fiduciaries forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses incurred in forwarding these materials. Finally, Digimarc has retained the services of Alliance Advisors, a shareholder outreach and proxy solicitation company. Alliance Advisors provides proxy solicitation, investor outreach, regulatory updates, institutional trend analysis, and advisory services. We estimate that the total cost of 2023 proxy solicitation services from Alliance Advisors will be $26,000. As in all cases, Digimarc will bear the cost of soliciting proxies.

Vote Required: Treatment of Abstentions and Broker Non-Votes

Abstentions are shares that abstain from voting on a particular matter. Broker non-votes occur when shares are held in “street name” by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote those shares on a particular matter. Abstentions and broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal.

The following chart describes the proposals to be considered at the meeting, the vote required to elect directors and to adopt each proposal, and the manner in which votes will be counted:

Registrant’s Proposals	Voting Options	Vote Required for Proposal to Succeed	Effect of Abstentions	Effect of Broker Non-votes
Election of directors	For or withhold on each nominee.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The six candidates who receive the greatest number of votes will be elected directors. Under Digimarc’s Plurality Plus rule, a director who does not receive a majority of the votes cast in an uncontested election must submit a resignation to the Board.

			Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Ratification of selection of KPMG LLP	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Brokers have discretion to vote.
Advisory vote to approve executive compensation	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Advisory vote on frequency of advisory vote on executive compensation	Every year, every two years, every three years, or abstain.	The frequency receiving the plurality of the votes cast.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.
Approval of the amendments to the Digimarc Corporation 2018 Incentive Plan	For, against, or abstain.	The votes cast in favor of the proposal exceed the votes cast opposing the proposal.	Not counted as votes cast and therefore no effect.	Not counted as votes cast and therefore no effect.

Principal Executive Offices of Digimarc

Our principal executive offices are located at 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

REPORT OF THE GOVERNANCE, NOMINATING, AND SUSTAINABILITY COMMITTEE OF THE BOARD OF DIRECTORS

The Governance, Nominating, and Sustainability Committee reports as follows:

Report on the Operations of the Board and its Committees

Board of Directors Meetings and Attendance

The Board of Directors had eight formal meetings in 2022, together with a number of informational sessions between meetings. Each director attended over 75% of the aggregate number of meetings of the Board of Directors and of all committees on which they served in 2022. We encourage but do not require director attendance at our Annual Meeting of shareholders. All of the directors attended Digimarc’s Annual Meeting of shareholders held on May 13, 2022.

Board Leadership and Structure

Alicia Syrett serves as Chair of the Board and is also an independent director. As the Chair of the Board, Ms. Syrett works closely with our Chief Executive Officer and Board member, Riley McCormack, the other Board members, and the leadership team, to strengthen the Company’s work in and commitment to Environmental, Social, and Governance (“ESG”) practices, engage and represent the shareholder community, and address new ways to enhance overall Board and Company operations.

Board Independence

The Board of Directors has been, and continues to be, a strong proponent of Board independence. As a result, Digimarc’s corporate governance structures and practices include several additional independent oversight mechanisms. Currently, all our directors other than the Chief Executive Officer, including each member of the Board’s Audit Committee, Compensation and Talent Management Committee, Governance, Nominating, and Sustainability Committee, and Market Development Committee, are independent directors under the Nasdaq listing rules.

The Board believes that Digimarc’s corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee Digimarc’s management and key issues related to long-range business plans, long-range strategic matters and risks, and integrity. The following are keys to independence:

●

The independent directors meet at regularly scheduled Board meetings, as well as at ad hoc meetings, in an executive session chaired by the Chair of the Board without the Chief Executive Officer or other management present.

●

In addition to presiding over these executive sessions, the Chair of the Board serves as the principal liaison between the independent directors and management and determines information to be sent to the Board of Directors, meeting agendas, and meeting schedules.

●	Each director is encouraged to suggest items for the Board agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting.

●

The independent Chair of the Board’s significant, clearly delineated duties and responsibilities are highly effective in providing oversight of management and direct accountability to shareholders by ensuring that the Board’s views and directive are communicated to and understood by management.

●

Our corporate governance principles provide that the Board and all Board committees, including those whose members are exclusively independent directors, may seek financial, legal, or other expert advice from a source independent of management, with funding provided by Digimarc.

Board Committees

The Board of Directors had four standing committees for 2022: an Audit Committee, a Compensation and Talent Management Committee, a Governance, Nominating, and Sustainability Committee, and a Market Development Committee. The current members of these committees as of the date of this proxy statement are set forth in the following table:

Members of the Board Committees

Non-Employee Directors	Audit	Governance, Nominating & Sustainability	Compensation and Talent Management	Market Development
Milena Alberti-Perez	Chair		Member
Sandeep Dadlani		Member		Member
Katie Kool	Member	Member	Chair
Ravi Kumar Singisetti (1)			Member	Member
James T. Richardson (2)	Member	Member
Alicia Syrett	Member	Chair	Member	Member
Andrew J. Walter	Member			Chair

(1)	Mr. Kumar Singisetti’s term will expire at the 2023 Annual Meeting of shareholders.

(2)	Mr. Richardson’s term will expire at the 2023 Annual Meeting of shareholders.

The Board’s Role in Risk Oversight

The Role of Management and the Board. Digimarc’s management is responsible for identifying, assessing, and managing the material risks facing Digimarc. The Board of Directors performs an important role in the review and oversight of risks, and generally oversees Digimarc’s risk management practices and processes, with a strong emphasis on financial and entity-level controls.

Delegation to Board Committees. The Board has delegated primary oversight of the management of risks to its committees. In particular, the Board has delegated:

●	To the Audit Committee, financial and accounting risks, and information technology security risks, which include risks to the security of our infrastructure and systems

●	To the Compensation and Talent Management Committee, compensation risks, employment policy risks, benefit program risks, and key personnel retention risks

●

To the Governance, Nominating, and Sustainability Committee, environmental and social risks, governance and compliance risks related to confidential reporting (via a “hotline”), personnel actions, ethics, related-party transactions, conflicts of interests and litigation, and other entity-level risks

●	To the Market Development Committee, business strategy, sales, business development, and market risks

Each of these committees reviews these specific risk areas on a quarterly basis and routinely reports to the Board regarding that committee’s oversight duties and findings.

Routine Reporting and Review Process. To permit the Board and its committees to perform their respective risk-oversight roles, individual members of management who supervise Digimarc’s risk management report directly to the Board or the relevant committee of the Board responsible for overseeing the management of specific risks, as applicable. For this purpose, management has a high degree of access and communication with independent directors. In addition, the Board of Directors oversees and participates annually in a process of risk assessment that is designed to identify the most salient enterprise risks facing Digimarc’s business and to evaluate how the Company’s corporate strategies align with those risks.

Annual Risk Assessment and Review. On an annual basis, the Chief Legal Officer and Chief Financial Officer of Digimarc prepare, and the executive management team reviews, a master risk assessment analysis (which provides an aggregate listing of strategic, financial, employee, operational, legal, compliance, internal process, and similar risks) and provide their assessment of the immediacy and intensity of the risks to the Board. The analysis focuses on the various types of risks that can affect the operations and financial performance of the Company. The management team identifies and categorizes the key risks facing the Company and then ranks these risks as to their seriousness and probability, based on management’s assessment of the risk relative to Digimarc’s operating environment. Taking into consideration Digimarc’s risk controls and mitigation plans, the Board reviews management’s presentation to identify and assess the degree and likelihood of the risks profiled. Having directors who are both knowledgeable about and sensitive to the market and industry risks facing our business ensures that risks are reviewed from multiple vantage points.

Finally, the Board oversees organizational structure, policies, and procedures at Digimarc, such as the Code of Business Conduct and other internal policies and guidelines designed to support Digimarc’s corporate governance guidelines and to comply with the laws, rules, and regulations that apply to Digimarc’s business operations. Policies and procedures also allow for the Board to receive information from employees, vendors, and other interested parties. For example, the Board maintains a hotline where employees, vendors, and other interested parties may anonymously report suspected violations of any applicable law by any employee or agent, questionable accounting or auditing matters, or other ethical or legal matters pursuant to these established policies and procedures. The Chair of the Board, the Chair of the Governance, Nominating, and Sustainability Committee, and the Chair of the Audit Committee receive any communication received via this hotline by default (as long as that individual is not named in the action).

Audit Committee

We have a standing Audit Committee of the Board of Directors, consisting of Ms. Alberti-Perez (Chair), Ms. Kool, Mr. Richardson, Ms. Syrett, and Mr. Walter. Ms. Alberti-Perez was appointed Chair of the Committee in August 2022. The Audit Committee had four formal meetings and a number of working sessions during 2022, and all members attended each meeting of the committee during their respective tenures. The Board of Directors has adopted a charter for the Audit Committee, a copy of which is posted on our website, www.digimarc.com, on the Company, About, Corporate Governance page.

The committee is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, internal controls over financial reporting, and other duties assigned by the Board of Directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical, and regulatory requirements.

The committee is also responsible for overseeing risks in the areas of information technology and cybersecurity standards and in overseeing the training and testing within those areas.

The committee also serves as our Qualified Legal Compliance Committee.

The committee also is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm engaged to issue an audit report on our financial statements and internal controls over financial reporting, and to perform other audit, review, and attestation services for us. The committee is responsible for resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting.

The Board of Directors has determined that each of the members of the Audit Committee:

●	meets the requirements for “independence” set forth in Nasdaq Listing Rules 5605(a)(2) and 5605(c)(2) and applicable SEC rules

●	has the requisite financial sophistication called for by Nasdaq Listing Rule 5605(c)(2)

The Board of Directors also has determined that each of Ms. Alberti-Perez, Ms. Kool, and Mr. Richardson satisfy the requirements for an “audit committee financial expert” in compliance with Item 407(d)(5) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Compensation and Talent Management Committee

We have a standing Compensation and Talent Management Committee, consisting of Ms. Kool (Chair), Ms. Alberti-Perez, Mr. Kumar Singisetti, and Ms. Syrett. Ms. Kool was appointed Chair of the Committee in November 2022. The committee had five formal meetings and a number of working sessions in 2022. The Compensation and Talent Management Committee has a written charter, a copy of which is available on our website, www.digimarc.com, on the Company, About, Corporate Governance page. The Board of Directors has determined that all members of the Compensation and Talent Management Committee are “independent” as that term is defined in Nasdaq Listing Rules 5605(a)(2) and 5605(d)(2) and “outside” directors in accordance with Internal Revenue Code Section 162(m).

The Compensation and Talent Management Committee has the authority and responsibility to:

●	review, establish and approve, on an annual basis, the philosophy and strategy for the compensation of the executive officers and overall compensation strategy of the Company

●	administer our annual and long-term compensation plans

●	review and make recommendations to the Board of Directors with respect to director compensation

●	review and discuss with management annual compensation matters, if applicable

●	recommend to the Board inclusion of a discussion and analysis of compensation in the annual report on Form 10-K and the proxy statement, if applicable

●	create and approve a Compensation and Talent Management Committee Report

●	review and approve compensation agreements and arrangements between us and our executive officers

●

perform other duties and functions assigned by the Board of Directors from time to time that are consistent with the Compensation and Talent Management Committee’s charter, our Bylaws, and governing law

The Compensation and Talent Management Committee’s role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our equity incentive plans and significant employee benefit programs. The Compensation and Talent Management Committee may, under its charter, delegate any of its responsibilities to subcommittees of the Committee as necessary and appropriate.

During 2022, the name of the Committee was changed to the Compensation and Talent Management Committee, and its charter was expanded to include the responsibilities to:

●

review and oversee the Company’s human capital management; pay equity initiatives; diversity, equity, and inclusion (DE&I) programs; policies, programs and processes relating to talent management; retirement plans; and similar policies and programs

●

provide oversight of an effective shareholder outreach program, in coordination with the Audit Committee and the Governance, Nominating, and Sustainability Committee, and participate in outreach to shareholders as appropriate

●

coordinate with the Audit Committee and the Governance, Nominating, and Sustainability Committee on matters such as stock ownership guidelines, succession planning, compensation recoupment or claw-back provisions, and similar policies and programs

●

review, propose revisions to, and ensure the accuracy and completeness of the committee report, the Compensation Discussion and Analysis, and the say-on-pay materials in the Company’s proxy statement; report to the Board on the results of the voting on these matters; and consider the implications of and possible improvements to the program for subsequent years

Governance, Nominating, and Sustainability Committee

We have a standing Governance, Nominating, and Sustainability Committee, consisting of Ms. Syrett (Chair), Mr. Dadlani, Ms. Kool, and Mr. Richardson. The Governance, Nominating, and Sustainability Committee had four formal meetings and a number of working sessions in 2022. The Board of Directors has adopted a written charter for the Governance, Nominating, and Sustainability Committee, a copy of which is posted on our website at www.digimarc.com, on the Company, About, Corporate Governance page. The Board of Directors has determined that all members of the Governance, Nominating, and Sustainability Committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

That charter was recently amended to:

●	expand the responsibility of the committee to include sustainability

●	add express delegation of jurisdiction over ESG matters

●	add general oversight of policies and programs involving human capital, diversity, equity, and inclusion and shareholder outreach

●	clarify responsibility for director orientation

The Board of Directors has delegated to the Governance, Nominating, and Sustainability Committee the responsibility for:

●

the quality and integrity of our corporate governance practices and for optimizing the composition and competence of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors

●

the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements, which includes monitoring compliance with the Sarbanes-Oxley Act of 2002

●

the review, monitoring, and general oversight of other governance laws and regulations, and the development, monitoring, and enforcement of the corporate governance principles applicable to the Company, such as the stock ownership guidelines

●	the structure and evaluation of the Board of Directors and its committees, and annual evaluations of the Board and the committees

●	recruitment of individuals to become members of the Board of Directors and evaluating their qualifications under the guidelines described under the “Director Nomination Policy” below

●

the Company’s sustainability efforts, including alignment of the Company’s policies and practices with the environmental, social, and governance guidelines of governmental and institutional investor constituencies, and the Company’s policies and programs involving human capital and shareholder outreach

●	the performance of other duties and functions as requested by the Board of Directors from time to time consistent with its charter, our Bylaws and governing law

Market Development Committee

We have a standing Market Development Committee, consisting of Mr. Walter (Chair), Mr. Dadlani, Mr. Kumar Singisetti, and Ms. Syrett. The Market Development Committee had four formal meetings and a number of working sessions in 2022. The Board of Directors has adopted a written charter for the Market Development Committee, a copy of which is posted on our website at www.digimarc.com, on the Company, About, Corporate Governance page. The Board of Directors has determined that all members of the Market Development Committee are “independent” as that term is defined in Nasdaq Listing Rule 5605(a)(2).

The Board of Directors has delegated to the Market Development Committee the responsibility for bringing to bear the market-development expertise of the subject matter experts on the Board of Directors. The Committee is responsible for advising, assisting, and informing the Company with regard to all matters concerning the competitive landscape and market development aspects of the Company. It has the authority to retain and terminate any consultants and the authority to approve the related fees and other retention terms of consultants. In the execution of these responsibilities, the Market Development Committee will:

●	focus and utilize the expertise of the subject-matter experts on the Board

●	assist the Company’s management team in strategic planning and market development with respect to strategic customer and partner prospects

●	provide expertise on market segments

●	upon request, review and comment on presentations and approaches to business opportunities

●	periodically review and comment on the activities and performance of the sales, marketing, partner, and similar functions of the Company

●	make introductions and otherwise facilitate the initiation of important relationships between Digimarc and important stakeholders

●	periodically report and present to the Board regarding its activities

●	perform other duties and functions as requested by the Board of Directors from time to time consistent with its charter, our Bylaws, and governing law

Nomination Functions and Processes

Director Nomination Policy

The Governance, Nominating, and Sustainability Committee has a formal written policy addressing the nominating process, a copy of which is available on our website at www.digimarc.com, attached as an exhibit to the Governance, Nominating, and Sustainability Committee charter located on the Company, About, Corporate Governance page of the site. Pursuant to its written policy addressing the nominating process:

●

The Governance, Nominating, and Sustainability Committee welcomes and encourages recommendations of director candidates from our shareholders and will consider any director candidates recommended by our shareholders, provided that the information regarding director candidates who are recommended is submitted to the Governance, Nominating, and Sustainability Committee in compliance with the terms of its policy. Director candidate recommendations from shareholders must be provided in writing, include prescribed information, and be sent to Digimarc’s Secretary at the address of our principal executive offices.

●

In evaluating a potential candidate’s qualifications for nomination to the Board, the Governance, Nominating, and Sustainability Committee will consider the potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. As described in more detail below, diversity and inclusion are important elements of the director search criteria. Operational and leadership experience in our strategic areas is another important factor.

●

The Governance, Nominating, and Sustainability Committee also reviews annually the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with their service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

Director Identification and Evaluation Process

The Governance, Nominating, and Sustainability Committee’s process for identifying and evaluating nominees for director, including nominees recommended by shareholders, involves an internal assessment of the qualifications and performance of incumbent members of the Board of Directors, compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates, and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. The Governance, Nominating, and Sustainability Committee will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, will effectively serve the shareholders’ long-term interests and contribute to our overall corporate goals.

There are no differences in the manner in which the Governance, Nominating, and Sustainability Committee evaluates nominees for director positions based on whether the nominee is recommended by a shareholder or identified by the Governance, Nominating, and Sustainability Committee. The committee may, from time to time, pay professional search firms to assist in the identification and evaluation of potential director nominees.

The Role of Diversity in the Nomination Process

The Board, management, and Digimarc organization are committed to fostering diversity, equity, and inclusion at all levels of the Company. As a company committed to innovation and representing diversity in myriad ways, including race, ethnicity, nationality, sex, gender identity, sexual orientation, age, religious beliefs, background, perspectives, tenure, and work style, we believe that diversity is a competitive asset. We believe that diversity in our teams leads to new ideas, helps us solve problems and allows us to better connect with our global customer base. Diversity of our workforce, management, and Board will continue to be priorities as we expand our global presence.

In connection with the selection of nominees for director positions, consideration will be given to the Board’s overall balance of diversity of perspectives, backgrounds, and experiences. The Board has adopted a formal diversity policy and diversity is a key factor in the recruitment and vetting of new Board members as part of the Board’s commitment to diversity, equity, and inclusion. The Governance, Nominating, and Sustainability Committee Charter explicitly includes the Committee’s responsibility to take a candidate’s contribution to the Board’s desired balance and diversity into account. Digimarc’s Corporate Governance Guidelines further state that candidates to the Board with diverse backgrounds and experience may enhance the quality of the Board, serve the shareholders’ long-term interests, and contribute to the Corporation’s overall corporate goals.

The Board has also updated and adopted, in recent revisions to the Company’s Corporate Governance Guidelines, the universal corporate policy that decisions involving people are made on the basis of job requirements and individual skills, independent of an individual’s race, color, national origin, gender, gender identity, sexual orientation, marital status, age, religion, military or veteran status, physical or mental disability, or any other status protected by law. There is no tolerance for discrimination of any sort on any protected basis.

The ultimate measure is the success in operationalizing policy through action. By improving the quality of our search efforts, our recent outreach efforts have been successful, as we specifically sought out candidates that could enhance the diversity of our Board of Directors, with a focus on gender and other diversity characteristics. As further set forth in the director nomination section of the proxy, we have elected directors of exceptional qualifications over the past two years, who have already made substantial contributions to Digimarc.

Progress in Recruiting a More Diverse Board

As of the Annual Meeting on May 10, 2023, five of the six directors (83%) will have served three years or fewer, indicating material refreshment. Two members bring diversity of demographic background (33%) to the Board, and three members bring gender diversity to the Board (50%). Additional candidates are under consideration and may bring additional diversity to the Board.

Members May Self-identify Gender/Race and Disclose this Information

Directors may self-identify their gender and demographic background in their D&O Questionnaire responses. While we may include some aggregate disclosures of the demographics and characteristics of the Board members in this proxy statement, we do not intend to provide director-specific details at this time.

Environmental, Social and Governance/Sustainability Functions and Processes

Key ESG Issues the Board Considers

The Board, and the Governance, Nominating, and Sustainability Committee in particular, have helped Digimarc make significant progress on ESG over the past several years. For the past two years, our proxy statements have summarized many of Digimarc’s ESG priorities. These included minimizing our environmental impact, fostering employee engagement and diversity, equity, and inclusion at all levels, as well as creating product impact through partnerships in global and regional initiatives.

In 2022, we published our inaugural SASB-compliant ESG Impact Report, reflecting the Company’s focus on comprehensive ESG integration throughout the organization. The report reflects the ESG priorities of the Board and Governance, Nominating, and Sustainability Committee, highlighting the governance structures underpinning our ESG program. The ESG Impact Report describes the Company’s efforts in 2021 to identify and manage material environmental, social, and governance impacts through a materiality assessment and provides a comprehensive picture of Digimarc’s ESG performance and plans. The report introduced our ESG framework, through which we manage our impacts on People, Product, and Planet, with a strong Governance foundation. The inaugural ESG Impact Report also disclosed information with reference to the TCFD (Task Force on Climate-related Financial Disclosures) and SDGs (Sustainable Development Goals).

Digimarc’s ESG Journey

We have accelerated our environmental, social, and governance journey over the past several years, increasing its scope, resource allocation, and organizational integration each year. These efforts have continued to grow rapidly, both internally at Digimarc and in our involvement with global sustainability initiatives.

Building on the ESG materiality assessment completed in 2021, Digimarc has focused on further embedding ESG responsibilities throughout the company, integrating our ESG impact management with subject-matter experts across departments. In 2022, Digimarc made a number of policy and program improvements, including through expanded bias and diversity, equity, and inclusion training, the introduction of a mentoring program, improved employee engagement, advancing international recycling initiatives, consolidating corporate policies, and engaging actively with stakeholders. More information is available in the preface to this proxy statement.

Digimarc’s Carbon Footprint

Climate change management is one of the most important Planet ESG impacts we have identified as material to our business. Even though Digimarc is a relatively low carbon footprint business, we recognize the urgency of addressing climate change globally and our responsibility to minimize our climate impact. We have made the most significant progress in minimizing our footprint by purchasing Renewable Energy Credits (RECs) for our corporate electricity usage at our headquarters since 2020. As a technology company, our Scope 3 Greenhouse Gas (GHG) emissions are in large part made up of the energy footprint of third-party data centers. Our ESG Impact Report published in 2022 disclosed key data on this topic.

Our Product ESG impacts offer significant opportunities through which we can make a positive contribution to the protection of our environment. Digimarc Recycle overcomes the limitations of today’s optical sorting technologies in the plastics recycling process to drive a step change improvement in the quality and quantity of recyclate. Digimarc is collaborating with initiatives around the world to use Digimarc Recycle to help address the global plastics and packaging waste crisis. Benefits of our engagement have included initiatives to improve high-speed sortation in order to better recycle plastic products and packaging. Higher quality recycling can make a tangible contribution to the reduction of products’ carbon footprints through the displacement of virgin materials. The HolyGrail 2.0 initiative in Europe and the Circular Plastics Taskforce in Canada have demonstrated the effectiveness of our technology for this purpose.

Ethical Supply Chain and Protection of Basic Human Rights

Digimarc has published a Vendor Code of Conduct designed to help ensure the ethical treatment of workers and the protection of basic human rights, including the right to collective bargaining, freedom from human trafficking, and livable wage and fair contracting provisions. We also perform a corporate values assessment in our analysis of a good supplier/partner relationship. Human Rights impacts have been identified as a material People ESG topic for Digimarc in our materiality assessment, and we are now determining how best to incorporate our ESG processes into the selection and maintenance of our supplier and other relationships.

COVID Response and Effects on Pay Equity

From a human capital management perspective, Digimarc adopted a “safety first” approach to the COVID pandemic, with an emphasis on office safety while on corporate premises. The Company focused on incorporating all appropriate safety protocols while ensuring a high level of support and care for employee needs. Regarding remote working conditions, we enacted an approach which enables teams to determine the right balance of working between home and office locations, while considering the safety of our employees in the process. We have found that a safe workforce is an engaged workforce.

Regarding pay equity matters, we have ensured that the pandemic and remote working conditions did not negatively affect employee compensation. Digimarc recognizes a fair compensation program is a key component of diversity, equity, and inclusion. We are committed to administering the compensation program in a transparent, consistent, and discrimination-free manner. We post salary ranges for new positions and do not ask for previous salary history of our candidates. We promote internal mobility and commit to transparency in how we level and promote our employees. Finally, we have incorporated the learnings of the pandemic to ensure preparedness for future disruptions, including variants of COVID and similar future pandemics.

Human Capital Management Disclosures

We file traditional reports with all appropriate state and federal governments, including EEO-1 reports. Digimarc will provide copies of pertinent information from these reports to shareholders upon written request. We have focused on increasing diversity and inclusion and the demographics of our workforce generally improve every year with increased gender and ethnic representation among the management team and the workforce. We are also broadening our employee search parameters to include new geographies by enabling remote positions and targeting diverse and inclusive job sites to attract a more diverse applicant pool.

Oversight of diversity, equity, and inclusion is shared between the Governance, Nominating, and Sustainability and Compensation and Talent Management Committees. The Governance, Nominating, and Sustainability Committee provides general oversight of policies and programs involving diversity and inclusion. The Compensation and Talent Management Committee oversees the Company’s human capital management; pay equity initiatives; diversity, equity, and inclusion (DE&I) programs; and programs and processes relating to talent management. In 2022, we added a Chief People Officer to our executive management team, who brings extensive experience in building diverse, inclusive, and engaging places to work and will focus on the creation of a comprehensive diversity, equity, and inclusion strategy. Throughout 2022, Digimarc has implemented a number of new human capital management initiatives, such as mentorship and learning and development programs including unconscious bias training, employee resource groups, expanded partnerships with diverse recruiting organizations, and employee engagement surveys.

The Importance of Sustainability and ESG Oversight Responsibilities

Digimarc’s approach to ESG and sustainability is firmly embedded in our corporate strategy. We are committed to managing our impact on the world and the material ESG risks and opportunities facing us as a business. Further, we recognize the potential of our technology to solve important sustainability challenges. The Governance, Nominating, and Sustainability Committee is the highest body within the organization with responsibility for this range of topics, reflecting the strategic importance of ESG and sustainability.

The Committee’s responsibilities include monitoring, reviewing, and approving ESG initiatives throughout the organization—this is especially important as a result of the integrated ESG management structure we have implemented, which assigns accountability and responsibility for ESG impacts with the most relevant subject-matter experts throughout the Company, rather than a single ESG team. The Committee receives regular updates on ESG initiatives, goals, and progress. These updates also enable effective monitoring of the advancement in industry standards and stakeholder expectations. In addition, the Committee keeps abreast of developments that allow it to review the effectiveness of our partnerships, external engagement, and sustainable value creation strategy, including our work and commitments related to recycling and the circular economy.

Engagement with Industry Collaborations and Sustainability Initiatives

We believe in the power of collaboration to drive progress on sustainability and ESG. Working with external stakeholders on ESG helps us gain expertise and share experiences on how to effectively manage material ESG impacts. We are participants in the UN Global Compact and its US Local Network, which gives us the opportunity to enhance our transparency regarding our implementation of the Global Compact’s Ten Principles and to access educational and information sharing resources to guide and support our next steps.

Our technology has the potential to drive progress on major sustainability challenges, such as plastics recycling. To achieve this potential, it is important that we work closely with actors throughout the value chain to foster innovation, collaboration, and ultimately effect systemic change. We participate actively in a number of recycling initiatives to work towards a more circular economy:

●

In January 2019, the Company joined HolyGrail 1.0, a three-year initiative created under the Ellen MacArthur Foundation’s New Plastics Economy and led by Procter & Gamble, with global cross-value chain collaboration participants. Its goal was to deliver a harmonized approach to improve detection and sorting of plastics using digital watermarking or chemical tracers. We were the primary technology provider for HolyGrail 1.0 and proved technical feasibility in a controlled environment to improve the sortation of plastics, which facilitates greater quality and quantity of recyclate—raw materials derived from waste to be used to form new products—necessary to meet regulatory demands and manufacturers’ pledges. By providing for more efficient facility operations and new and more valuable waste streams, along with the opportunity for consumer engagement to drive more collections and feedstock, plastic waste can be diverted from landfills, incineration, and our oceans.

●

In April of 2020, we joined with the Association des Industries de Marque (“AIM”), the European Brands Association, and other entities representing the most prominent players in the global consumer product ecosystem to form HolyGrail 2.0. The purpose of the HolyGrail 2.0 project is to demonstrate the technical and economic feasibility of our technology at country-wide, industrial sortation centers and enable the global waste sorting and recyclate recovery ecosystem to better recycle plastic and other packaging waste. It touches and concerns the five pillars of circularity: designing for circularity, efficient collection practices, consumer education and engagement, efficient sortation and reclamation, and using data and process improvements for reuse to bring about a true circular economy.

●

Throughout 2021 and early 2022, HolyGrail 2.0 has accelerated development of prototype sortation units and has been running tests at test facilities in France, Germany, and Denmark. The consortium now has over 160 cross-value chain members. In March 2022, Digimarc and AIM announced the completion of a semi-industrial trial of Digimarc digital watermarks. With an average detection rate of 99 percent, results demonstrated that our technology performs exceptionally well across all tested categories of plastic packaging material in conditions representing routine industrial operations and maintained performance in harsher conditions.

●

In June 2022, Digimarc and the Circular Plastics Taskforce (“CPT”), an industry collaboration promoting the implementation of a circular economy for post-consumer plastics in Quebec and Canada, announced a partnership to test Digimarc Recycle for optimizing the sortation of flexible plastic packaging in Canada, a first in North America.

●

In October 2022, the results of the first part of the CPT project were announced, confirming the effectiveness of Digimarc Recycle in improving recycling sortation, with a 99% accuracy of detection and sorting for films and flexibles. CPT concluded that our technology works to sort films and flexibles accurately and efficiently on a SKU-level (deterministic) basis. Starting in 2023, CPT aims to implement our technology in facilities to enable the separation of flexibles by attributes, allowing the creation of new end-markets.

●

We are focused on expanding our recycling and resource recovery initiatives in North America. This includes legislative, regulatory, and trade association/government relations efforts in the United States and Canada.

●

Over the last several years, we have been vocal supporters of a binding UN Treaty on Plastic Pollution and joined numerous global companies in signing a Manifesto and Business Statement asking UN Member States to set up a negotiating committee for such a treaty. In 2022, we endorsed the Vision Statement of the Business Coalition for a Global Plastics Treaty, a group convened by the Ellen MacArthur Foundation and World Wildlife Fund, which brings together businesses and financial institutions committed to supporting the development of an ambitious, effective, and legally binding UN treaty to end plastic pollution. In 2023, we look forward to participating actively in the Coalition’s work as a member.

More information on our partnerships around resource recovery and recycling can be found at https://www.digimarc.com/company/impact. The content on any website referred to in this proxy statement is not incorporated by reference in this proxy statement unless expressly noted.

How Digimarc Utilizes ESG Rating Services

Digimarc is committed to becoming an ESG leader and is investing to establish a strong foundation for ESG integration throughout the business. To facilitate the identification of areas of improvement and benchmark ourselves against our peers, we obtain and evaluate reports from ISS, Sustainalytics, and S&P Global. In addition, in 2022, we engaged Edison Investment Research to prepare an analysis according to the Edison ESG Edge methodology, serving as both an internal resource and supporting our goal of exemplary transparency towards our external stakeholders. The resulting Edison ESG Edge report is available on the Company, Investors page of our website at www.digimarc.com.

We are proud of the strides we have made in 2022 by significantly improving our ESG ratings and generally performing above the median of our industry peer group. We will continue to pursue improved ratings and outcomes through policy updates, program improvements, and expanded disclosure.

Corporate Governance Functions and Processes

A Shift in Corporate Perspective

When the new Digimarc was created in 2008, it adopted a governance structure, reflected in its charter documents and Bylaws, that was largely in-line with companies of similar size. Among other things, rights plans, plurality voting, and classified Boards were the norm, and most of our peers had similar governance characteristics. Nevertheless, nearly a decade ago, Digimarc eliminated its “classified Board” and initiated annual elections of all Board members. The Board also made an affirmative decision to allow the Company’s rights plan to expire in 2018.

Obtaining and Considering Stakeholder Feedback

The Governance, Nominating, and Sustainability Committee, Audit Committee, and the Compensation and Talent Management Committee have relatively new chairs and anticipate an active agenda of review and improvement during 2023. They review the charter documents each year and consider provisions to update them. A key part of this continuous improvement is hearing from stakeholders regarding their views. We encourage all stakeholders, including our shareholders, to email the Board and its Committees through the Corporation’s Secretary at: Joel.Meyer@digimarc.com. Our Chair of the Board and Chair of the Governance, Nominating, and Sustainability Committee can be reached at: Alicia.Syrett@digimarc.com.

Officer and Director Stock Ownership Guidelines

The Board believes that it is important for its members and executive officers to hold baseline amounts of Company stock to align their interests with those of long-term shareholders. In 2021, the Board reviewed the prior stock ownership guidelines and increased the required amount of stock to be held to the following amounts:

●	for non-employee directors: 6x their regular annual Board service cash retainer of $50,000
●	for the Chief Executive Officer: 6x annual base pay
●	for the other named executive officers: 3x annual base pay

To calculate the number of shares necessary to satisfy our Stock Ownership Guidelines, we include the following shares: (1) shares owned directly (or indirectly through a 401(k) plan or Employee Stock Purchase Plan); and (2) unvested restricted stock awards, restricted stock units (“RSUs”) that vest based solely on continued service, and performance-based restricted stock units (“PSUs”) that have been earned based on performance but remain subject to time-based vesting, based on an estimated net after-tax number of shares. In August 2021, we eliminated vested but unexercised stock options from the calculation. For converting the targeted value to a number of shares, we use the higher of the 20-day moving average price of our common stock at the end of our most recent fiscal year or the end of each fiscal quarter of the most recent fiscal year.

To support compliance with our Stock Ownership Guidelines, the Board established rigorous retention requirements that limit the ability of non-employee directors and named executive officers to sell Company stock unless and until the individual is in compliance with the Stock Ownership Guidelines, as follows:

●	100% of net vested securities if holdings are below 50% of the ownership requirement, and
●	75% of net vested securities if holdings are between 50% and 100% of the ownership requirement.

As of December 31, 2022, the CEO and two other named executive officers exceeded the enhanced guidelines. One executive officer was on track for the required holdings in 2022 and is now in compliance in 2023. The Chief Product Officer, who joined in late 2021, is on track to meet the guidelines. As of the same date, all the directors then serving (except for one director elected to the Board in 2021) exceeded the enhanced guideline ownership requirements.

From time to time, the Governance, Nominating, and Sustainability Committee, in consultation and coordination with the Compensation and Talent Management Committee, will review and update (as necessary) the rules and standards governing our Stock Ownership Guidelines, including the following:

●	which equity holdings count toward the ownership requirement
●	the share price used to calculate the value of ownership for compliance purposes, including the duration of the measurement period
●	holding and accumulation requirements
●	the duration of any phase-in period for new officers and directors to come into compliance with the guidelines
●	the nature and extent of any hardship provisions
●	the frequency of compliance reporting
●	any remedial actions for non-compliance

Succession Planning

Succession planning is an issue expressly delegated to the Governance, Nominating, and Sustainability Committee for regular consideration. The CEO and the Board discuss succession planning in executive session on at least an annual basis. In addition, every couple of years, a more formal submission and report is provided by the management team, including the internal candidates to fill positions, and what is required to prepare them to succeed to more senior positions, or whether an outside candidate would be required.

Board Performance Evaluations

The Chair of the Board of Directors works with outside counsel to conduct a board assessment process annually. The assessments include an evaluation of the Board, its committees, and its individual members. The performance and feedback for each director is shared with them individually by the Chair of the Board. In addition, each committee Chair receives feedback for their respective committee from the Chair, and the overall review of the Board is shared with the entire Board. Results from the assessment process help inform the Chair, committee Chairs, and directors of potential areas for improvement. The Board does not believe that directors should expect to be re-nominated as a matter of course. The board assessment process is a determinative factor in decisions related to individual director tenure, committee leadership, and leadership of the Board.

Resignation Requirement on Change of Employment

The Board of Directors also has adopted a policy that requires any director who experiences a substantial change in principal employment responsibility to tender their resignation from the Board, unless the change was anticipated by the Governance, Nominating, and Sustainability Committee at the time of the director’s nomination or election to the Board. Upon receipt of a resignation offered under these circumstances, the Governance, Nominating, and Sustainability Committee will review the director’s change in employment responsibilities to evaluate whether the director’s continued service is appropriate. In 2022, both Mr. Dadlani and Mr. Kumar Singisetti took new roles and submitted their resignations, but after a review of whether these roles would bear on their ability to serve or impact their independence, the Board opted not to accept their resignations. In March, Mr. Kumar Singisetti notified Digimarc that he will not stand for re-election to the Board at the 2023 Annual Meeting due to new professional commitments in his role as Chief Executive Officer of Cognizant Technology Solutions Corporation.

Resignation Requirement on Failure to Achieve a Majority Vote

In 2022, the Board adopted amendments to its Corporate Governance Guidelines to require the resignation of any director who does not receive a majority vote in an uncontested election of directors (defined as an election where the number of persons properly nominated for election as directors at a meeting of shareholders does not exceed the number of directors to be elected at such meeting). Under this policy, any nominee for director who fails to receive a majority vote (meaning a nominee who receives a greater number of votes “WITHHELD” from their election than votes “FOR” such election) must promptly tender a resignation to the Board following certification of the shareholder vote. Additional information on this requirement is set forth on page 23.

Corporate Governance Materials

In furtherance of our commitment to upholding the highest legal and ethical conduct in fulfilling our responsibilities, the Board of Directors has adopted and published corporate governance guidelines and three codes of ethics and business conduct, two of which apply to our Chief Executive Officer, our Chief Financial Officer, our Controller, and other finance personnel. The primary governance materials include:

●

Our Corporate Governance Guidelines, which can be found on the Company, About, Corporate Governance page of our website at www.digimarc.com. These Corporate Governance Guidelines provide a framework for the Board of Directors to assist in the governance and oversight of the affairs of Digimarc.

●

Our Code of Business Conduct, which can be found on the Company, About, Corporate Governance page of our website at www.digimarc.com. The Code of Business Conduct applies to every officer, director, and employee of Digimarc and its subsidiaries, and their immediate family members, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

●

Our Code of Ethics for Financial Personnel, which can be found on the Company, About, Corporate Governance page of our website at www.digimarc.com. This Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and every officer, director, and employee of Digimarc who performs or influences financial transactions and reporting on behalf of Digimarc, and their immediate family members.

●

Our Standards of Professional Conduct for Legal Personnel, which can be found on the Company, About, Corporate Governance page of our website at www.digimarc.com. The guidelines are in addition to the codes described above and assist legal personnel in understanding the broader responsibilities that apply to the profession.

Related Party Transactions

Our Governance, Nominating, and Sustainability Committee, in executing the responsibilities delegated to it, reviews and considers all related party transactions between Digimarc and our officers, directors, principal shareholders, and affiliates, and approves, rejects, or ratifies these transactions. The Governance, Nominating, and Sustainability Committee consists of independent, non-employee directors. The Governance, Nominating, and Sustainability Committee has determined that transactions between Digimarc and its officers, directors, principal shareholders, and affiliates should be on terms no less favorable to us than could be obtained from unaffiliated third parties. Digimarc maintains written policies governing these transactions. Our Audit Committee also reviews any transactions with related parties.

Shareholder Communications with the Board of Directors

The Board of Directors encourages communication from all shareholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of Digimarc Corporation at the address of our principal executive offices (8500 S.W. Creekside Place, Beaverton, OR 97008) or via fax to +1 503-469-4771. As an alternative, you can provide information to the Board Secretary by email to: Joel.Meyer@digimarc.com. The Secretary will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the shareholder. The Chair of the Board and Chair of the Governance, Nominating, and Sustainability Committee can be reached at: Alicia.Syrett@digimarc.com.

Submitted by the Governance, Nominating, and Sustainability Committee of the Board of Directors:

Alicia Syrett, Chair
Sandeep Dadlani
Katie Kool
James T. Richardson

DIRECTOR COMPENSATION

The Compensation and Talent Management Committee undertakes an annual review of director compensation and periodically makes adjustments. Every few years, the Committee’s compensation consultant benchmarks the compensation of the Company’s directors against the compensation paid to directors of Digimarc’s peer group and may make recommendations relating to adjustments.

The Director Compensation Program

Cash Compensation

The Board has approved an annual cash retainer for each non-employee director of $50,000 per annum. In addition, the Board has approved an additional annual cash retainer in the amount of $40,000 for the Chair of the Board; $15,000 for the Chair of the Audit Committee; and an additional annual cash retainer of $10,000 for the Chair of each of the Compensation and Talent Management Committee, the Market Development Committee, and the Governance, Nominating, and Sustainability Committee.

Directors are not compensated for meeting attendance. These cash retainers are compensation for all committee, chair, and other roles undertaken by the respective director, including attendance at regular, special, and informational committee and Board of Directors meetings. The cash retainers are paid quarterly in arrears.

Equity Compensation

In accordance with the Equity Compensation Program for Non-Employee Directors under the Digimarc Corporation 2018 Incentive Plan, when a non-employee director is first elected or appointed to our Board of Directors, the director is automatically granted shares of restricted common stock having an aggregate value of approximately $200,000. These shares vest over the three-year period commencing on the date of grant, with 1/3 of the shares vesting on each of the first three anniversaries of the date of grant.

On the date of each Annual Meeting of shareholders, each non-employee director automatically receives an annual grant of restricted stock having an aggregate value of approximately $100,000, unless the Compensation and Talent Management Committee exercises its power to make an alternative grant. Restrictions on this stock lapse on the anniversary of the grant date, or immediately prior to the next annual meeting of shareholders that occurs prior to such first anniversary, but at least 50 weeks after the prior year’s annual meeting of shareholders.

Other Compensation

All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business, or for continuing education related to their Board service. No other perquisites or benefits are paid to directors.

Summary of the Director Compensation Program

Following is a summary of the cash and equity compensation program for our non-employee directors:

Summary Table of Director Compensation

Annual Cash Retainer	$50,000
Additional Annual Cash Retainer (Chair of the Board)	$40,000
Additional Annual Cash Retainer (Chair of Audit Committee)	$15,000
Additional Annual Cash Retainer (Chair of each of the Compensation and Talent Management Committee, Market Development Committee, and Governance, Nominating, and Sustainability Committee)	$10,000
Annual Restricted Stock Grant (Continuing Director)	$ 100,000 value
Initial Restricted Stock Grant (New Director)	$ 200,000 value

Election to Receive Cash Retainer in Equity

Starting in 2023, the Board updated the director compensation program to enable non-employee directors to elect to receive all or a portion of their cash retainer in equity. At the Board meeting held in the first quarter each year, each non-employee director may make a one-time, annual election to receive 0%, 50%, or 100% of their annual cash retainer ($50,000) paid in shares (the “elected amount”), instead of in cash. The Company will issue shares under the Digimarc 2018 Incentive Plan with a value equal to the elected amount on the same date as such quarterly payments are or would have been made in cash and forego the corresponding cash payments. Following our annual meeting, all our non-employee directors have chosen to take at least half of their annual cash retainer in equity, and several of these directors have chosen to take 100% of their annual cash retainer in equity instead of cash.

Table of 2022 Non-Employee Director Compensation

The following table provides information on compensation of our non-employee directors for the year ended December 31, 2022. Directors who are also Digimarc employees receive no additional compensation for their services as directors. During 2022, Mr. McCormack was the only director who was an employee of Digimarc. Mr. McCormack’s compensation is discussed in this proxy statement under the heading “Executive Compensation.”

2022 Non-Employee Director Compensation Table

Non-Employee Director	Fees Earned or Paid in Cash (1)	Stock Awards Value (2)	Total
Milena Alberti-Perez	$45,000	$300,228	$345,228
Sandeep Dadlani	$50,000	$100,064	$150,064
Katie Kool	$27,500	$200,079	$227,579
Ravi Kumar Singisetti	$50,000	$100,064	$150,064
James T. Richardson	$61,250	$100,064	$161,314
Alicia Syrett	$110,000	$100,064	$210,064
Andrew J. Walter	$60,000	$100,064	$160,064

(1)

Non-employee directors of the Company receive a $50,000 annual cash retainer. The Board Chair and the Committee Chairs receive an additional annual cash retainer in the amounts set forth in the Summary Table of Director Compensation above. All cash retainers are paid quarterly in arrears.

(2)

On May 13, 2022, each of Mses. Alberti-Perez and Syrett and Messrs. Dadlani, Kumar, Richardson, and Walter was granted 5,465 shares of restricted stock. On April 5, 2022, Ms. Alberti-Perez received a new non-employee director grant of 7,605 shares of restricted stock. On July 1, 2022, Ms. Kool received a new non-employee director grant of 14,100 shares of restricted stock. These amounts represent the grant date fair value for the restricted stock granted to the indicated non-employee director in 2022, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 “Compensation—Stock Compensation,” excluding the effect of any estimated forfeiture. A summary of the assumptions we apply in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, there were no outstanding stock options held by any non-employee director. As of December 31, 2022, the total number of unvested restricted shares held by each non-employee director, including the shares granted as described above, was as follows: Ms. Alberti-Perez, 13,070; Mr. Dadlani, 9,175; Ms. Kool, 14,100; Mr. Kumar, 9,515; Mr. Richardson, 5,465; Ms. Syrett, 7,647; and Mr. Walter, 5,465.

ELECTION OF DIRECTORS

(Proposal No. 1 on your proxy card)

The Nomination and Election Process

Our Bylaws authorize the number of directors to be set by resolution of the Board of Directors. Our Board of Directors has fixed the number of directors at six, effective immediately after the adjournment of the Annual Meeting. Six directors have been nominated for election by the holders of common stock at the Annual Meeting. These six directors would each serve a one-year term that will expire at the 2024 Annual Meeting of shareholders, or until a successor has been elected and qualified. The Governance, Nominating, and Sustainability Committee continues to assess Board candidates that will bring additional expertise and diversity to the Board.

The Chair of the Board of Directors works with outside counsel to conduct a board assessment process annually. The assessments include an evaluation of the Board, its committees, and its individual members. The performance and feedback for each director is shared with them individually by the Chair of the Board. In addition, each committee Chair receives feedback for their respective committee from the Chair, and the overall review of the Board is shared with the entire Board. Results from the assessment process help inform the Chair, committee Chairs, and directors of potential areas for improvement. The Board does not believe that directors should expect to be re-nominated as a matter of course. The board assessment process is a determinative factor in decisions related to individual director tenure, committee leadership, and leadership of the Board.

The proxy holders named herein or their substitutes will vote the proxy at the Annual Meeting or any adjournment or postponement of the Annual Meeting for the election of the six nominees as directors unless the shareholder of record instructs that their authority to vote is withheld. Shares held through a broker or other nominee who is a New York Stock Exchange member organization will only be voted in favor of the director nominees if the shareholder provides specific voting instructions to the broker or other nominee to vote the shares in favor of that proposal.

Resignation Requirement on Failure to Achieve a Majority Vote

In 2022, the Board adopted amendments to its Corporate Governance Guidelines to require that any director tender their resignation if he or she does not receive a majority vote in an uncontested election of directors (defined as an election where the number of persons properly nominated for election as directors at a meeting of shareholders does not exceed the number of directors to be elected at such meeting). Under this policy, any nominee for director who fails to receive a majority vote (meaning a nominee who receives a greater number of votes “WITHHELD” from their election than votes “FOR” such election) must promptly tender a resignation to the Board following certification of the shareholder vote. Such resignation will become effective if the Board accepts it in accordance with the procedures set forth below.

The independent directors of the Board will, no later than 90 days following certification of the shareholder vote, evaluate any such tendered resignation considering the best interests of the Company and its shareholders and determine whether to accept or reject the tendered resignation, or whether any other action should be taken. The independent directors may consider any factors and circumstances they consider appropriate and relevant when they decide whether to accept such tendered resignation. Any director who tenders their resignation pursuant to this policy may not participate in the Board action regarding whether to accept the tendered resignation. Prior to voting, the Board will allow the affected director an opportunity to provide any information or statement that the director deems relevant. If the independent directors determine not to accept the tendered resignation, the Company will publicly disclose (via press release or SEC filing) such determination and the factors considered by the independent directors in making such determination.

Improving Diversity of the Board of Directors

The Board of Directors has delegated to the Governance, Nominating, and Sustainability Committee responsibility (1) to recruit and vet new candidates for nomination to the Board, and (2) to review continuing competence and contribution of members who wish to stand for reelection. Digimarc has long been blessed with an ability to recruit directors who possess expertise in the key areas of our business and who can provide oversight and expertise to the management team. Over the past few years, improving the diversity of our nominees has been an objective of the Committee. Those efforts have seen the election of Alicia Syrett in 2020, who now serves as our Chair of the Board, the election of Sandeep Dadlani in 2021, and the election of Milena Alberti-Perez and Katie Kool in 2022.

The Governance, Nominating, and Sustainability Committee finds candidates through a number of sources, including personal and professional referral networks. As of the May 10, 2023, Annual Meeting:

●	Five of the six directors (83%) will have served three years or fewer, indicating material refreshment,

●	Two members bring diversity of demographic background (33%), and

●	Three members bring gender diversity (50%) to the Board.

Exceptional candidates are under consideration who may bring additional diversity to the Board.

Board Diversity Matrix (As of Annual Meeting of Shareholders)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	3	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

Board of Director Nominees

Each person listed below has been nominated by the Company to be elected to the Board of Directors. TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020. Mr. McCormack represents TCM|Strategic in this capacity but resigned from membership on the Board committees upon becoming President and CEO of the Company on April 12, 2021. There are no other arrangements or understandings between any director and any other person pursuant to which the director is or was to be selected as a director, or pursuant to which the director receives compensation or any other payments from any third party for service as a director. There is no family relationship between any director and any executive officer of Digimarc.

The following is information about our Board of Directors’ nominees for election as a director as of March 13, 2023.

Candidates for the Board of Directors

Director Nominees	Director Age	Director Since
Milena Alberti-Perez	49	2022
Sandeep Dadlani	48	2021
Katie Kool	51	2022
Riley McCormack	47	2020
Alicia Syrett	45	2020
Andrew J. Walter	54	2016

Alicia Syrett was elected to our Board of Directors in October 2020 and was elected as Board Chair in April 2021. Ms. Syrett serves as a member of the Audit Committee, Compensation and Talent Management Committee, and Market Development Committee, and serves as the Chair of the Governance, Nominating, and Sustainability Committee. Ms. Syrett brings more than 20 years of investment management industry experience to the Digimarc Board. She is currently the Chief Executive Officer of Pantegrion Capital, a firm she founded in 2011. Ms. Syrett also founded and leads Madam Chair, a collaborative group of over 200 female Chairs and Lead Directors of publicly traded companies. Before Pantegrion, Ms. Syrett was the Chief Administrative Officer and Managing Director of Mount Kellett, a multi-billion-dollar investment firm acquired by Fortress Investment Group. Between 2002 and 2008, she served as a Director at HBK Investments and as Chief Administrative Officer at Farallon Capital, one of the country’s largest hedge funds. From 2000 to 2002, she served as an Associate in executive recruiting for Russell Reynolds Associates. She began her career at Donaldson, Lufkin, & Jenrette in investment banking. Ms. Syrett holds an MBA from both Columbia Business School where she received Beta Gamma Sigma honors and the London Business School where she graduated with distinction (top 10%) and holds a bachelor’s degree in economics with concentrations in finance and accounting from The Wharton School at the University of Pennsylvania, where she graduated magna cum laude. She served on the board of directors of NewAge from January 2020 until January of 2022. Ms. Syrett is a Board Leadership Fellow certified by the National Association of Corporate Directors (NACD).

Expertise that Ms. Syrett Brings to the Board

Ms. Syrett brings executive, governance, human capital management, compensation, sustainability, and operational expertise to the Board of Directors. Ms. Syrett is accomplished across many disciplines with extraordinary leadership qualities, a history of investing in and advising hyper-scale growth organizations, a track record of advocating for diversity and equality, and a mastery of modern media. She is an accomplished venture capitalist, author, public speaker and has been a regular guest on various financial network television shows. Her experience is particularly germane to Digimarc initiatives to increase diversity and inclusion at all levels of the Company and improve the Company’s compensation program, succession planning, corporate governance, sustainability and Board and personnel recruitment initiatives.

Milena Alberti-Perez was elected to our Board in February of 2022. Ms. Alberti-Perez serves as the Chair of the Audit Committee and as a member of the Compensation and Talent Management Committee. Ms. Alberti-Perez brings executive, international leadership, digital transformation, audit committee, merger and acquisition, corporate divestiture, post-merger integration, cyber security, cost management, compensation, and data analysis experience to Digimarc’s Board of Directors. She was most recently the Chief Financial Officer of Getty Images, Inc., the world’s leading visual content company. Prior to that, in 2020, she served as the Chief Financial Officer of MediaMath, a demand-side platform for programmatic marketing and advertising. Ms. Alberti-Perez worked in a variety of financial and publishing roles from 2001 to 2017 at Penguin Random House, the world’s largest book publisher, serving as the Global and US Chief Financial Officer of Penguin Random House from 2015 to 2017 and, as management, served as a non-voting member of its board of directors and its audit committee. Ms. Alberti-Perez also worked in financial analyst and research roles at Lehman Brothers and Morgan Stanley. She also currently serves on several private company boards of directors, including RBmedia and Overdrive, and has previously served on the private company boards of Companhia das Letras, and Flatworld/Sagence. She has served on not-for-profit boards of directors, including The University of Pennsylvania Executive Fund, Jumpstart, and the Wild Bird Fund. Her academic background includes a Bachelor of Arts degree cum laude from The University of Pennsylvania, with Distinction in Economics and minors in Math and Latin American Studies. She received her Master’s degree in Business Administration, with Distinction, from the Harvard Business School, where she graduated in the top 15% of her class.

Expertise that Ms. Alberti-Perez Brings to the Board

Ms. Alberti-Perez’s experience is particularly germane to Digimarc’s initiatives to increase diversity and inclusion at all levels of the Company and improve the Company’s finance oversight and operations, cybersecurity and data management, merger and acquisition activities, post-merger integration, and compensation management areas. She is accomplished across many disciplines with extraordinary leadership qualities and financial and analytical skills. She has led teams of more than 200 people across the full spectrum of financial analysis and reporting, financial and cost management, international and domestic mergers and acquisitions, including the largest merger in book publishing history, and the integration of those companies. She is also experienced in the areas of cybersecurity and data management and digital transformation, aligned with the Company’s strategic direction. Ms. Alberti-Perez was referred to the Governance, Nominating, and Sustainability Committee through the Latino Corporate Directors Association.

Sandeep Dadlani was elected to our Board in March of 2021. Mr. Dadlani serves as a member of the Governance, Nominating, and Sustainability Committee and the Market Development Committee. Mr. Dadlani was named EVP, Chief Digital and Technology Officer for UnitedHealth Group in September 2022. He is responsible for leading technology and digital strategies across the enterprise to drive innovation and deliver exceptional experiences in health care. In his role, he leads Optum Technology, a leading technology delivery division of Optum, serving the Optum and UnitedHealthcare customer base. Prior to UnitedHealth Group, Mr. Dadlani was the Global Chief Digital Officer at Mars, Incorporated, a $40 billion global conglomerate in the pet care, food and confectionary businesses, where part of his responsibilities focused on the digitalization of the supply chain. He worked with Mars’ global business segments to drive their digital growth, while delivering effectiveness and efficiency to existing business and technology platforms. Earlier in his career, Mr. Dadlani was with Infosys (NYSE: INFY) from 2001 to 2017, where he last held the position of President, Head of Americas and Global Head of Infosys’s Manufacturing, Retail, Consumer Packaged Goods, and Logistic Practices. He co-founded, and eventually ran as Chairman, Infosys Edgeverve, a new artificial intelligence company for Infosys, and Skava, a mobile commerce company. Prior to his employment with Infosys, he began his career in investment banking at Citibank. Mr. Dadlani has won several awards, including CIO of the Year in 2019 by Consumer Goods Technology, one of the top 150 business transformation leaders globally by Constellation Research, and Blue Yonder’s 50 most prominent AI thought leaders in 2021. Mr. Dadlani earned a B.E. degree (electrical engineering) from M.S. University, Baroda, India and an MBA (in finance) from JBIMS, Mumbai University, India.

Expertise that Mr. Dadlani Brings to the Board

Mr. Dadlani brings product management, operations, digital and technology platforms, data management, artificial intelligence, mobile commerce, e-commerce, platform automation, supply chain digitalization, and international experience to Digimarc. Mr. Dadlani is accomplished across many disciplines with extraordinary leadership qualities. He has more than 25 years of experience in operations, consulting, business development and product management. He has been a contributor to the Harvard Business Review and Forbes and is a regular keynote speaker at industry forums. He has co-authored the UN Global report on supply chain sustainability. Additionally, he is on the World Economic Forum’s Global Agenda Council on the Future of Consumption and has participated for several years in the World Economic Forum Annual Meeting in Davos. His experience is particularly germane to Digimarc initiatives to drive digital transformation through product digitization, improve operational efficiencies, and achieve scale across global and industry business segments. Mr. Dadlani was referred to the Governance, Nominating and Sustainability Committee by Mr. Walter, a member of the Board of Directors.

Katie Kool was elected to our Board in March of 2022. She began Board service on July 1, upon her retirement from Procter & Gamble (NYSE: PG). She serves as Chair of the Board’s Compensation and Talent Management Committee and a member of the Audit Committee and the Governance, Nominating, and Sustainability Committee. Ms. Kool is a seasoned finance executive, who began her career with Procter & Gamble in 1995 and successfully transitioned to general management as a divisional CEO, with a proven history of delivering superior results across both Consumer Products and Services business models. She brings executive, financial, international, innovation, and investor relations experience to Digimarc’s Board of Directors. She last served as the CEO of Tide Cleaners, a wholly owned subsidiary of Procter & Gamble, which is a service-based retailer providing out of home dry cleaning and laundry services through franchise and corporate stores, lockers, home delivery, and college campuses, a role she assumed in January 2019. For the three and a half years prior to her CEO experience, Ms. Kool was the CFO for North America Fabric Care, which includes the Tide, Gain, Downy, and Bounce brands and has over $8 billion in retail sales. She was also CFO for the Global Procter & Gamble Professional business, where she developed a five-year strategic plan, including a more focused operating model and improved profit and loss and cash investments to deliver sustainable Operating Total Shareholder Return. In addition to her extensive business leadership experience, Katie was a key member of Procter & Gamble’s Investor Relations team for five-and-a-half years, during which she partnered with three CEOs and led communications for the strategy renewal that spanned two $10 billion productivity programs and a more focused portfolio of strategic brands. Ms. Kool is also a Board Member at Aspen Aerogels (NYSE: ASPN) and serves on the Audit Committee and the Nominating, Governance, and Sustainability Committee. In her personal time, Ms. Kool was Co-Founder & CEO of KW CrossFit. She is a Board Member and CFO for Sonje Ayiti, a nonprofit organization focused on providing tools for Haitians to help themselves via education, economic development, and health promotion, and she co-led the creation of the Cima School of Hope in Haiti, a government-licensed school with over 300 students in Pre-K through 9th grade and over 25 employees. Ms. Kool holds a Bachelor of Arts summa cum laude from Kalamazoo College and a Master’s degree in Business Administration from Washington University in St. Louis.

Expertise that Ms. Kool Brings to the Board

Ms. Kool’s experience is particularly germane to Digimarc’s initiatives to increase diversity and inclusion at all levels of the Company, improve the Company’s finance oversight and operations, and help oversee the Company’s investor relations program, post-merger integration, and business innovation and business process reengineering areas. She is accomplished across many disciplines with extraordinary leadership qualities and financial and analytical skills, including business analysis and value creation, financial controls and Sarbanes-Oxley compliance, and talent recruitment, development, and retention. She has successfully navigated a business through the COVID pandemic, introduced and managed disruptive business innovation activities, and led the acquisition, integration, and expansion of two start-ups. She has successfully managed investor relations challenges, and has strong controllership skills, leading the General Ledger Accounting organization for the Americas from the San Jose Costa Rica Service Center during the integration of the Gillette acquisition. Ms. Kool was referred to the Governance, Nominating, and Sustainability Committee by Mr. Walter, a member of the Board of Directors.

Riley McCormack was elected to our Board of Directors in October 2020 and was appointed to be President and Chief Executive Officer in April 2021, prior to which he served as Lead Director and a member of the Audit Committee, Compensation Committee, Governance, Nominating, and Sustainability Committee, and Market Development Committee, and later the Chair of the Compensation Committee. Since 2015, Mr. McCormack has served as Managing Member and CEO of McCormack Family Investments and founded and has served as Managing Member and CEO of TCM|Strategic, a fund that invested $53.5 million in the Company in September 2020. Previously, Mr. McCormack was the founder, CEO, and PM of Tracer Capital Management, a $1.5 billion New York-based global technology, media, and telecommunication hedge fund. Prior to Tracer, he was a partner at Coatue Capital and a high-yield research analyst at Morgan Stanley, covering media and telecom companies. Mr. McCormack graduated summa cum laude from The Wharton School at the University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Expertise that Mr. McCormack Brings to the Board

Mr. McCormack brings executive leadership, strategic, financial, investment, operational and transactional expertise to the Board of Directors. He also brings the perspective of a longtime shareholder and major investor. He has extensive experience investing in, and providing advice to, a broad range of companies, with a specific focus on fast-growing global technology, media and telecommunication firms. His prior experience is particularly germane to strategic and financial oversight, attracting institutional investors to Digimarc, and ensuring the interests of all Digimarc shareholder-owners are well-represented. TCM|Strategic is entitled to a Board seat and membership on all committees under the terms of its Subscription Agreement with the Company, dated September 29, 2020, and Mr. McCormack was chosen to fill that Board seat.

Andrew J. Walter was elected to our Board of Directors in October 2016. Mr. Walter serves as the Chair of the Market Development Committee and as a member of the Audit Committee. Mr. Walter has more than 30 years of operations, information technology, and shared services experience, including 26 years at The Procter & Gamble Company, a consumer goods company. Mr. Walter has served on a number of boards, including the GS1 US Board of Governors, an organization that develops and maintains global standards for business communication, and as chair of its technology committee. He is currently serving as an advisory board member or strategic advisor for various privately held technology companies and as Trustee and Vice Chair for the Ovarian Cancer Alliance of Greater Cincinnati. Mr. Walter received his B.C.S. from the University of Cincinnati.

Expertise that Mr. Walter Brings to the Board

Mr. Walter brings strategic, international, operational, and transactional expertise to the Board of Directors. Prior to joining our Board, Mr. Walter enjoyed a long tenure at Procter & Gamble, where he most recently led its Global Business Services and IT Global Commercial Services and Delivery organization until August 2016, with more than 1,500 IT and multifunctional professionals and more than 5,000 partner resources. He has deep expertise in integration of emerging and core commercial technologies, supply chain management, sales and marketing, and consumer and business analytics.

The Board of Directors believes that our current directors provide the diversity of experience and skills necessary for a well-functioning board. All our directors have substantial senior executive level experience. The Board of Directors highly values the ability of individual directors to contribute to a constructive board environment, and the Board believes that the current board members standing for reelection perform in such a manner.

The Governance, Nominating, and Sustainability Committee reviews the skills and contributions of all Board members annually and reflects those findings in the Board and Committee minutes and in a summary form in the director biographies in the proxy statement. Each of the directors brings unique skills and contributions to the Board and, in aggregate, the members have the skills necessary to help the management team execute Digimarc’s business strategy.

Board of Directors Skills Matrix

The Digimarc Board of Directors is comprised of current and former C-Suite executives with extensive experience overseeing domestic and global operations and managing risk of companies throughout their respective careers. A skills matrix follows. Each director’s profile above also contains a more complete description of each director’s background, professional experiences, qualifications, and skills and contributions. Any public company board of directors upon which a director currently serves or has served during the past five years is set forth in the description above.

In addition to the following matrix, all our directors have experience in the following areas:

●	C-Suite executive

●	Risk Management

●	Corporate Operations

●	International/Global Operations

A Balance of Director Skills, Experience, and Qualifications

Experience or Expertise	Milena Alberti-Perez	Sandeep Dadlani	Katie Kool	Riley McCormack	Alicia Syrett	Andrew Walter
Finance / Accounting	●		●	●
Legal / Governance					●
Human Capital / Talent Development	●	●	●		●	●
Technology, Data / Cyber Security		●		●		●
Government Affairs / Public Policy				●
Sustainability / Environmental & Social		●	●		●
Industry Knowledge		●		●		●
Culture / Diversity & Inclusion	●		●		●	●
Sales / Marketing	●

Determinations of Board Member Independence

Our Board of Directors believes that maintaining a strong, independent group of directors is important for good governance, and all but one of our directors qualify as independent. The Board of Directors has determined that each of Ms. Alberti-Perez, Mr. Dadlani, Ms. Kool, Ms. Syrett, and Mr. Walter, collectively representing all outside members and a majority of our Board of Directors, is “independent” as that term is defined by Nasdaq Listing Rule 5605. There were no undisclosed transactions, relationships, or arrangements involving any of the independent directors of Digimarc that were considered by the Board of Directors in connection with the determination of whether any particular director is independent.

Vote Required

If a quorum is present, the six candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the Annual Meeting will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reports as follows:

Review and Approval of Audited Financial Statements

1.	The Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with our management.

2.

The Audit Committee has discussed with KPMG LLP, Digimarc’s independent registered public accounting firm, the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (Communication with Audit Committees).

3.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence from Digimarc.

4.

Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Digimarc’s Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

As described under the heading “Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal No. 2),” the Audit Committee has appointed KPMG LLP as Digimarc’s independent registered public accounting firm for the year ending December 31, 2023 and is seeking ratification of the appointment at the Annual Meeting.

Other Audit Committee Matters

Oversight of Risks and Qualified Legal Compliance Committee

In addition to its traditional responsibilities to oversee the accuracy and completeness of the books and records and financial statements of the Company, to retain and provide oversight of the independent registered public accounting firm, and to review all corporate investments for compliance with the corporate investment policy, the Digimarc Audit Committee oversees corporate risk reporting and analysis, risks in the information technology and information security standards areas, and acts as the Qualified Legal Compliance Committee.

Cybersecurity and Data Protection

On an annual basis, the Company contracts with an external security firm to perform comprehensive penetration testing on the Company’s network, systems, and services. Management remediates any vulnerabilities and implements any improvements identified in a timely manner. The Company continually monitors its security posture with industry-standard tools to reduce security risks.

Management reports on information security risks, procedures, and any remediation of problems, at each Audit Committee meeting. An extensive report is provided annually, which includes the results of the penetration testing conducted by the external security firm.

Compliance and Training

Digimarc conducts regular and ongoing information security training and maintains a compliance program, which includes live and virtual training and periodic testing to ensure compliance with corporate standards and procedures. New employees must acknowledge that they have completed all the information security training and adhere to standards and procedures upon hire. To date, all other employees have acknowledged completion of this training every two years, but starting in 2023, the process has been revised to annual acknowledgments.

Submitted by the Audit Committee
of the Board of Directors:

Milena Alberti-Perez, Chair
Katie Kool
James T. Richardson
Alicia Syrett
Andrew J. Walter

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 2 on your proxy card)

Appointment of KPMG LLP

The Audit Committee of the Board of Directors has appointed KPMG LLP as Digimarc’s independent registered public accounting firm to audit our financial statements and internal controls over financial reporting for the year ending December 31, 2023. Although ratification by our shareholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this appointment by the shareholders. Notwithstanding the appointment, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Digimarc and its shareholders.

If the shareholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

Audit and Other Fees Paid to KPMG LLP

The following table presents aggregate fees billed for audit and other professional services rendered by KPMG LLP for the years ended December 31, 2022, and December 31, 2021.

	Fiscal Year Ended,
	2022	2021
Audit Fees (1)	$934,544	$587,680
Audit-Related Fees (2)	—	—
Tax Fees (3)	55,709	204,128
All Other Fees (4)	—	—
Total Fees	$990,253	$791,808

(1)

Audit Fees consist of fees for professional services rendered for the audit of our 2022 and 2021 annual financial statements, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by our independent auditors in connection with regulatory filings, including comfort letters and consents.

(2)

Audit-Related Fees consist of fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” No such fees were incurred in 2022 or 2021.

(3)	Tax Fees consist of fees billed for professional services rendered for tax research and consulting services.

(4)	All Other Fees consist of fees related to other services. No such fees were incurred in 2022 or 2021.

Approval of Audit Fees and Pre-Approval Policy

The Audit Committee reviews and approves all fees paid to KPMG LLP. The Committee pre-approves the Audit, Audit-Related, Tax, and All Other services performed by the independent registered public accounting firm. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm that is reviewed and updated from time to time. Under the policy, the term of any pre-approval is generally twelve months from the date of pre-approval.

Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm and the specific services included within the pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels, amounts, or type of services require specific pre-approval. No services were provided by the independent auditors under the categories of “Audit-Related Fees” or “All Other Fees” in 2021 or 2022.

Vote Required

If a quorum is present, the appointment of KPMG LLP as our independent registered public accounting firm will be ratified if the votes cast in favor of this proposal exceed the votes cast opposing this proposal.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023.

MANAGEMENT TEAM

Executive Officers

The following table contains information regarding our executive officers as of March 13, 2023. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer is or was to be selected as an executive officer. Additionally, there is no family relationship between any director and any executive officer of Digimarc.

Name	Age	Position
Riley McCormack	47	Chief Executive Officer & President
Charles Beck	45	Executive Vice President, Chief Financial Officer and Treasurer
Joel Meyer	56	Executive Vice President, Chief Legal Officer and Secretary
Tony Rodriguez	54	Executive Vice President, Chief Technology Officer
Ken Sickles	52	Executive Vice President, Chief Product Officer

Riley McCormack was named our Chief Executive Officer and President on April 12, 2021. Since 2015, Mr. McCormack has served as Managing Member and CEO of McCormack Family Investments and founded and has served as Managing Member and CEO of TCM|Strategic, a fund that invested $53.5 million in the Company. Previously Mr. McCormack was the founder, CEO, and PM of Tracer Capital Management, a $1.5 billion New York-based global technology, media, and telecommunication hedge fund. Prior to Tracer, he was a partner at Coatue Capital and a high-yield research analyst at Morgan Stanley, covering media and telecom companies. Mr. McCormack graduated summa cum laude from The Wharton School at the University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Additional information concerning Mr. McCormack is set forth under “Election of Directors” in this proxy statement.

Charles Beck was named our Executive Vice President, Chief Financial Officer, and Treasurer on November 5, 2013, having served since May 2012 as our Controller. Mr. Beck also oversees information technology and facilities. Before joining Digimarc, Mr. Beck was a senior manager at KPMG LLP, which provides audit, tax and advisory services, where he served in various management roles since 2002. Mr. Beck is a CPA and holds an M.B.A. in Finance, and a B.A. in Accounting, having graduated summa cum laude from the University of Portland. Mr. Beck was also the recipient of the University of Portland Dean’s Award in 2000 and completed the Executive Program for Growing Companies from the Stanford University Graduate School of Business.

Joel Meyer was named our Executive Vice President, Chief Legal Officer, Compliance Officer & Corporate Secretary on May 13, 2022, having held various roles since June 2008, including Executive Vice President of Innovation, Specifications, and Standards; EVP, Intellectual Property; and Vice President of Intellectual Property. Mr. Meyer joined Old Digimarc in November of 1999 and served as its Vice President of Intellectual Property since September 2004. Prior to joining Old Digimarc, Mr. Meyer was a partner at the law firm of Klarquist Sparkman, where his practice particularly focused on advising high tech companies on the protection and enforcement of their intellectual property rights. Mr. Meyer received a B.S. in Electrical and Computer Engineering from the University of Wisconsin with highest distinction, and a J.D. with honors from the University of Wisconsin Law School.

Tony Rodriguez was named our Executive Vice President and Chief Technology Officer on April 29, 2019, having previously served as Chief Technology Officer and Vice President of Engineering and Research and Development since June 2008. Mr. Rodriguez joined Old Digimarc in September 1996 and has over 30 years of experience in computer science and image processing research and development. Prior to joining Digimarc, Mr. Rodriguez worked at the Intel Architecture Lab as a senior software engineer and held a variety of software development and engineering positions at Raytheon, the Jet Propulsion Laboratory (JPL), and IBM. He holds a B.S. in electrical engineering from the University of Washington and completed the AeA/Stanford Executive Institute program from the Stanford Graduate School of Business.

Ken Sickles was named our Executive Vice President and Chief Product Officer on November 1, 2021. Mr. Sickles is responsible for developing, delivering, and supporting Digimarc’s world-class global technology platform that advances the reach and effectiveness of automatic identification of media across multiple industries. Mr. Sickles has built his expertise with product, technology and marketing over twenty-five years building software-as-a-service (SaaS) products in both the B2B and B2C space. He has helped build multi-sided SaaS platforms from the ground up and successfully bring them to market, as well as extend SaaS platforms currently in the market. He has a passion for using his experience to enable technology to make our world a better place. Mr. Sickles joined Digimarc from ThinkTank, where he was Chief Technology Officer/Chief Product Officer from 2017 through 2021 and was a key contributor in the acquisition of the company by Accenture in May 2021. His previous experience includes product leadership positions for companies like 1WorldSync (then a GS1 subsidiary), Dow Jones, and Cognos.

Other Key Employees

Other key employees include:

●	Jill Elliott, Executive Vice President, Chief People Officer

●	Jennah Jevning, Vice President, Marketing

●	Lucy Oulton, Vice President, Operations

●	George Rieck, Vice President, Government Programs

Biographical information on our other key employees can be found at: https://www.digimarc.com/company/leadership.

REPORT OF THE COMPENSATION AND TALENT MANAGEMENT COMMITTEE

OF THE BOARD OF DIRECTORS

The Compensation and Talent Management Committee reports as follows:

Determination and Approval of Executive Compensation

The Compensation and Talent Management Committee, together with the Company’s independent outside compensation consultant, reviews assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. In conjunction with the work of our independent outside compensation consultant, our President and CEO makes recommendations to the Compensation and Talent Management Committee for executives other than himself whose pay is reviewed by the Compensation and Talent Management Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy and corporate strategy. The Compensation and Talent Management Committee considers any recommended changes and then adopts and approves compensation packages for each of the officers before the Company can implement them.

Use of Compensation Advisors

The Compensation and Talent Management Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. The Compensation and Talent Management Committee has retained Farient Advisors, a nationally recognized independent consulting firm, to provide an independent review of our executive compensation program, assist in identifying a peer group, examine our pay practices relative to the market, and assist in the design of compensation programs. The consultant provides the Committee information on market compensation classifications and trends from time to time but otherwise does not have a material additional relationship with the Company. The Committee also utilizes the services of Alliance Advisors, an advisory and proxy solicitation firm, and the law firm of Perkins Coie LLP.

Inclusion of a Compensation Discussion and Analysis

Although as a smaller reporting company Digimarc is exempt from the requirement to provide a Compensation Discussion and Analysis (the “CD&A”) as part of its proxy statement, we have elected to include the CD&A this year. The CD&A is designed to provide an overview and understanding of the Company’s compensation for its named executive officers. It also provides detail on several items formerly contained in this report, including our compensation philosophy, the actions we have taken in response to prior advisory votes, the selection of our peer group, instances that can lead to forfeiture of equity compensation, the prohibition of speculative transactions involving Company stock (including hedging and pledging), the absence of problematic pay practices, cash and stock “claw-back” provisions, equity vesting periods and the role they play in retention and performance-based compensation, and the increasing shift to “at risk” short-term and long-term incentive compensation. Please review the CD&A to better understand the significant changes to prior compensation practices that have been implemented by the Committee.

The Committee reviewed and discussed with Digimarc’s management the CD&A (required by Item 402(b) of Regulation S-K of the Securities Act). Based on the review and discussions, the Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into the Digimarc’s Annual Report on Form 10-K for the year ended December 31, 2022.

Employment Agreement Only with CEO

The named executive officers, other than the CEO, do not have any employment agreements with the Company, and all named executive officers are employees at-will. As a significant departure from the practice with respect to the Company’s prior CEO, the current CEO has no severance package, and the Committee has eliminated payments made upon the departure of a CEO.

However, the named executive officers have change in control retention agreements that will expire at the end of 2024. These are more fully discussed in the Executive Compensation section.

Increased “At-Risk” Compensation

While this topic is addressed in more detail in the CD&A, the Committee emphasizes that all officers have significant portions of their bonus and equity compensation pay at risk, with payment tied to rigorous targets. The Committee also notes that Mr. McCormack elected to put all but $1 of his entire 2022 compensation package at risk. The balance of his salary, bonus, and stock compensation will be paid, if at all, in performance restricted stock units. See the CD&A for more detail from the Compensation and Talent Management Committee.

Management of the “Burn Rate”

In its simplest form, the “burn rate” is the rate at which the Company issues stock grants under its stock plans related to the shares outstanding and the shares remaining in the grant pool. The Company’s stock administrator and Corporate Secretary prepare a quarterly report to the Compensation and Talent Management Committee that identifies all year-to-date grants by type, purpose, and class of recipient. We then perform a “raw” burn-rate analysis and approximate the ISS approach to calculating the burn rate. The Company’s utilization rates are consistently within the benchmarks of the rating agencies.

Investor Feedback

We have received valuable feedback in response to our outreach to shareholders. For more details about our engagement and shareholder responsiveness, please see pages 41-42 below. In 2021 and 2022, Digimarc, with feedback from shareholders, the Board, and management, revamped the executive compensation program to create stronger pay-for-performance alignment, create a collaborative environment, and drive shareholder value.

The Committee solicits additional feedback from our investors.

●

To assist in our outreach to shareholders, we have retained Alliance Advisors. Please feel free to share any appropriate information with them. Reid Pearson, our lead consultant, can be reached at: rpearson@allianceadvisors.com.

●

You can also write to the Committee c/o the Corporate Secretary at Digimarc. Alternatively, you can provide information to the Corporate Secretary by email at: Joel.Meyer@digimarc.com. The Chair of the Compensation and Talent Management Committee can be reached at: Katie.Kool@digimarc.com. The Secretary will ensure that all communications get to the right member or members of the Board or the Committee.

●	Committee members are also available for telephonic meetings.

●	You can also vote on the annual “say-on-pay” proposal.

Information in this proxy statement describes the compensation paid to members of the Board of Directors and the named executive officers of the Company. We have provided summaries of the types and amounts of compensation, and how each is determined, in paragraphs and tables below.

Submitted by the Compensation and
Talent Management Committee of
the Board of Directors:

Katie Kool, Chair
Milena Alberti-Perez
Ravi Kumar Singisetti
Alicia Syrett

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (the “CD&A”) provides an overview and understanding of the Company’s compensation for its named executive officers. Biographical information relating to the following officers is set forth on pages 36-37.

●	Riley McCormack, President and Chief Executive Officer
●	Charles Beck, EVP, Chief Financial Officer and Treasurer
●	Joel Meyer, EVP, Chief Legal Officer and Secretary
●	Tony Rodriguez, EVP and Chief Technology Officer
●	Ken Sickles, EVP, Chief Product Officer

Executive Summary

Our Strategy

After purposeful strategic transformation, Digimarc has bolstered the depth and diversity of our executive leadership, board of directors, and employees; streamlined our products while expanding their capabilities; and increased our commitment to being a trusted, responsible enterprise partner to the world’s leading businesses and governments.

Today, Digimarc provides powerful product digitization solutions featuring digital watermarks and other unique identifiers combined with product intelligence in the cloud. We bring products to life with a cloud-based, digital record of their journey and interactions, empowering customers with complete product visibility and actionable intelligence that enables them to run their business better. Steps taken to power this transformation include:

1)	Re-organizing to properly align functional responsibilities and completing the integration of the functional teams of Digimarc and EVRYTHNG

2)	Consolidating our technology components into a unified platform to optimize for scalable product delivery, growth, and competitive differentiation

3)

Launching products on our product digitization platform that are accretive to each other and address large and growing problems for which our unique identification technology provides a differentiated solution

4)	Amplifying the reach of our platform by enabling channel partners to build products on it that leverage its product digitization capabilities

5)	Focusing on organizational health to increase employee engagement and clarity, which in turn allows for an increase in the speed and robustness of decision-making

We believe the broad applicability of our unique technology, applied to building products that scale and create compounding value for our customers, driven by world-class people operating in an environment of empowerment and clarity, will provide enhanced value for all our stakeholders, including shareholders.

Aligning Strategy and Pay

To reinforce Digimarc’s strategic shift, the Company has revamped and will continue to review its executive compensation program to ensure alignment with Digimarc’s growth strategy and shareholder value creation by:

●	Increasing focus on both short- and long-term performance for executives with a new annual and long-term performance-based incentive program
●	Implementing an annual performance-based plan focused on key financial and strategic drivers of success
●	Implementing a new performance-based long-term incentive equity plan tied to long-term financial and relative external market metrics

Shareholder Engagement and Say-on-Pay (“SOP”) Results

At our 2022 shareholder meeting, the shareholders approved our SOP advisory proposal with over 95% of the votes cast by our shareholders voting in favor of the proposal. This result was a significant improvement over recent years and directly linked to the significant changes the Compensation and Talent Management Committee made to the pay program in 2021 and 2022, which better links executive pay with shareholder interests. The Committee made many of these changes based on shareholder feedback. The Company is on a journey and continues to further develop these plans and programs focused on driving Company success and stakeholder value.

Shareholder feedback has been and will continue to be an important component of the Company’s executive pay program. During the past several years, the Company has engaged with several of its top shareholders on topics ranging from business strategy and executive compensation to ESG. Our Board Chair, who is also a member of our Compensation and Talent Management Committee, led many of these conversations, which also included members of our management team. During 2022 and early 2023, we contacted shareholders representing approximately 72% of our outstanding stock and engaged with shareholders representing approximately 61% of our outstanding stock. Shareholders representing approximately 8% of our outstanding stock declined our invitation to engage, stating they did not have any concerns.

Our Response to Shareholder Feedback

In 2022, Digimarc, with feedback from shareholders, the Board, and management, revamped the executive compensation program to create a stronger pay-for-performance alignment, create a collaborative environment that values and promotes diversity, and drive shareholder value. In 2023, the Company will continue to increase its focus on these areas to support enduring value creation as we illuminate a product’s journey to provide trusted intelligence and promote a prosperous, safer, and more sustainable world.

2022 and 2023 Plan Evolution

Shareholder Feedback		Actions Taken in Response
●	Limited/lack of performance-based elements	●

2022 – Company kept salary levels basically flat and instead increased the short-term incentive (“STI”) to 25% of salary, focused on financial and strategic measures of success, and implemented a new three-year cliff vest, performance-based equity plan for all executives focused on financial and market growth. The Company ties all executives to the same performance metrics and goals to enhance collaboration, teamwork, and joint accountability

			–	The financial measure for the short-term incentive plan focused on growing the subscriptions-based business, as measured by Annual Recurring Revenue (“ARR”), a leading indicator of growth
			–	Strategic measures focused on integrating EVRYTHNG to be one seamless organization and improving organizational health in the areas of collaboration, teamwork, clarity of vision, and employees’ role in Company’s success to drive efficiency, productivity, and growth
			–	The new performance-based long-term incentive (“LTI”) plan focused on long-term growth as defined by 3-year growth in subscription revenues (50%) and relative total shareholder return (“TSR”) (50%)
		●	2023 – Company decreased salary levels for CEO and EVPs, increased the STI percentage of salary of EVPs to 40%, and increased the three-year cliff vest performance-based equity to be 50% of the long-term incentive plan with the CEO continuing to have 100% of his long-term incentive in performance-based equity
			–	For the short-term incentive plan, financial measures focus on ARR and Free Cash Flow, and strategic measures continue to focus on communication & collaboration and improvement in strategic operating objectives
			–	Long-term incentive plan continues to focus on three-year growth in subscription revenues and relative TSR
●	Named executive officers (“NEOs”) should have material portion of compensation at risk	●

2022 – CEO had 100% of compensation at risk and other NEOs increased compensation at risk to almost 50% of their incentive compensation at risk through the short-term cash incentive and new long-term incentive in the form of PSUs, with an expectation that the percentage at risk would continue to increase year-over-year

		●	2023 – CEO continued to take his long-term incentives 100% in performance-based incentives while other NEOs have increased their incentive at risk to over 62% with 50% of long-term incentives being three-year performance-based equity
●	Peer Group revenue size is large	●

2022 – Given that the peer group companies are larger in size than Digimarc, the Compensation and Talent Management Committee size-adjusted the CEO’s and other NEOs’ compensation relative to the peer group and the Radford Technology Survey

		●	2023 - The Compensation and Talent Management Committee established a new primary peer group to benchmark CEO and CFO pay. This peer group more closely reflects Digimarc’s business model and revenue size.

Compensation and Governance Practices

The Compensation and Talent Management Committee regularly reviews best practices in executive compensation and governance. A summary of “What We Do” and “What We Don’t Do” is listed below.

	What We Do		What We Don’t Do
●	Pay-for-Performance philosophy and culture	●	No hedging and pledging of Digimarc stock
●	Strong emphasis on performance-based incentive awards	●	No perquisites
●	Performance-based long-term equity awards for 2022 and 2023 focused on growth and shareholder value	●	No excise tax gross ups
●	Robust stock ownership and retention guidelines	●	No individual severance agreements with NEOs and other members of management
●	Incentive Compensation Recovery Policy (“Claw-Back”) that covers short- and long-term incentive awards
●	Restrictions on short-term or speculative securities transactions
●	Double trigger change of control vesting provisions
●	Independent Board committee oversight
●	Independent compensation consultant

Our Compensation Process

Compensation Philosophy

In the broad sense, Digimarc’s goals for its executive compensation program are to: (1) attract, retain, motivate, and appropriately reward the Company’s executive officers; and (2) align the interests of the Company’s executive officers with those of Digimarc shareholders. Digimarc seeks to accomplish these goals in a way that rewards performance and is aligned with its shareholders’ long-term interests. For 2023, the Company’s primary objectives for the plan evolved further to:

(1)	provide a competitive target compensation opportunity

(2)

align the interest of the Company’s executive officers with those of Digimarc shareholders, with a reward for long-term value creation, shifting LTI percentage from 30% PSUs in 2022 to 50% PSUs in 2023

(3)	reward short-term and long-term performance in line with creating shareholder value, shifting compensation from base salary to STI

(4)	create internal equity and collaborative focus for the executive team

(5)	ensure compensation provides attractive fixed compensation, with an increased focus on performance

(6)	create a greater pay for performance alignment, providing upside leverage for greater performance and wealth creation

(7)	align with standards of good governance

(8)	keep the program as simple as possible and yet achieve desired objectives

The Role of the Compensation and Talent Management Committee, Management, and Compensation Consultant

Independent Compensation and Talent Management Committee: Executive compensation is reviewed and established by the Compensation and Talent Management Committee of the Board, which consists solely of independent directors. The Compensation and Talent Management Committee periodically meets in executive session or working group meetings, without the executive officers present, to discuss and determine the annual named executive officers’ compensation. The Compensation and Talent Management Committee receives data, analysis, and input from an independent compensation consultant that does not perform any additional services for Digimarc’s management and works solely for the Committee. The Committee and management also solicit and value the comments and recommendations of our investors and, in 2022, actively reached out to over 72% of shareholders. Finally, in 2022, the Board added two new members and appointed Ms. Kool as Chair of the Committee.

Management: The CEO reports regularly to the Board of Directors and the Compensation and Talent Management Committee information regarding the individual and collective performance of the executive officers and makes recommendations, in consultation with the independent compensation consultant, on all components of each executive officer’s total compensation package. The Committee considers these recommendations as one set of data in making their decisions.

Independent Compensation Consultant: The Committee retains Farient Advisors to assist in designing a market competitive, performance-based compensation program for all executives, tied to financial, strategic and market metrics. The Committee relies on its independent compensation consultant with respect to the data upon which the program is made, and to make recommendations for appropriate types and allocations of cash and equity compensation relative to the peer group and business objectives. The Committee also relies on Perkins Coie LLP to provide legal research and analysis and to draft and review policies and agreements. The Committee requires all Committee advisors and consultants to provide an annual independence assessment to the Committee.

Approach to Benchmarking

Our primary data sources for evaluating all elements of compensation for our CEO is data compiled by our independent compensation consultant, Farient Advisors. For 2022, the CEO’s compensation was based on the Company’s peer group, size adjusted for Digimarc, and the Radford Global Technology Survey, again considering relevant size groupings. For our other NEOs, our primary data source is the Radford Global Technology Survey.

In setting executive compensation, the Committee uses compensation data about other companies in our designated peer group as a reference point to provide a framework for its compensation decisions. The Committee chose these companies because the Committee deemed their size and lines of business to be comparable to Digimarc as it currently exists and as it intends to be within a three-year horizon.

In prior years, the Company worked with a compensation consultant to identify key criteria for peer group development and has only made small adjustments to the peer group since. Criteria at the time included:

●	Technology companies with similar industry focus

●	Median revenues of generally less than $100 million

●	Market capitalization generally between $100 million and $1 billion

Given that the Company’s peers have larger revenues, Digimarc has size-adjusted the CEO’s compensation to establish a market compensation level for target performance.

For 2022, the Compensation and Talent Management Committee approved a Company peer group comprised of the following 16 listed companies:

American Software	Brightcove	CEVA	eGain
GTY Technology Holdings	Immersion	Impinj	Mitek Systems
NVE Corp	ORBCOMM	Park City Group	PDF Solutions
Smith Micro Software	Upland Software	VirnetX Holding Corp	Zix

In 2022, three of these companies – GTY Technology Holdings, ORBCOMM, and Zix – were acquired and are no longer reporting data.

For 2023, Digimarc adopted a new approach to peer screening that incorporates a focus on information technology and software companies with a similar customer base, business model, and product focus; similar performance, revenue, and market capitalization; and good governance. The Compensation and Talent Management Committee approved the following group of companies:

American Software	Aware	CEVA	eGain Corp
Identiv	Immersion	Intellicheck	Mitek Systems
NVE	OMNIQ	Park City Group	PDF Solutions
Rekor Systems	Smith Micro Software	VirnetX Holding	WaveDancer

Our Compensation Program

Compensation Elements and Pay Determination

There are three primary components of the executive compensation program: (1) base salary, (2) a short-term incentive in the form of a cash bonus, and (3) a long-term incentive that is comprised of time-based Restricted Stock Units (“RSUs”) and Performance-Based Restricted Stock Units (“PSUs”). The Committee believes that a material portion of all officers’ compensation must be “at risk,” so all officers have a short-term incentive element (a performance bonus) included in their compensation packages. “At risk” also means that the Company must meet a threshold performance level before any bonus is paid, and once that threshold is met, there should be an escalating scale which encourages exceeding the targets. The same principle applies to performance-based equity grants.

Compensation Program for 2022

Pay Element	Form	Description			Rationale
		●	Fixed component of pay targeted at the median of the market		●	Designed to promote excellence in the day-to-day management and operation of the business
Salary	Cash(1)	●	Reviewed annually, taking into consideration executive’s level of responsibility, experience, knowledge, future potential, and competitive market data
		●	Variable compensation component linked to Company financial and strategic goals		●	Incentivizes executives to focus on top line growth
		●	Tied to achievement of ARR goals – a leading indicator of growth		●	Reinforces key priorities of the organization
Annual Incentive Plan	Cash/PSUs(2)	●	Tied to achievement of strategic goals focused on integrating EVRYTHNG and strategic clarity, leadership, and teamwork objectives		●	Enhances collaboration and teamwork
		●	All executives tied to the same goals
		●	Executives could earn 0% to 200% of their target award based on achievement of pre-established targets
		●	Variable compensation component linked to Company financial and stock performance		●	Intended to motivate and reward executive contribution to achieving Company’s long-term growth objectives and increasing shareholder value
		●	PSUs – cliff-vest in three years tied to growth		●	Serves as retention mechanism
Long-term Incentive Plan	RSUs/PSUs(3)		–	Subscription Revenue (50%)
			–	Relative TSR vs. the constituents of the S&P US Small Cap Software and Services Index (50%)
			–	Executives could earn 0% to 200% of their target award based on achievement of pre-established absolute and relative targets
		●	RSUs – vest quarterly over three years

(1)	The CEO elected to receive long-term PSUs tied to the same metrics as the long-term incentive plan in lieu of salary for 2022

(2)	The CEO received short-term PSUs in lieu of cash for the annual incentive plan for 2022 with metrics and leverage aligned with the executive annual incentive plan

(3)	The CEO chose to receive his long-term equity incentive 100% in PSUs, requiring the Company meet performance thresholds to receive any compensation

Digimarc believes that its 2022 executive compensation program, which emphasized long-term time and performance-based equity awards and short-term performance-based bonuses, is strongly aligned with the long-term interests of its shareholders.

Base Salary

The Committee’s approach to compensation is to offer a base salary that is competitive with an identified benchmarking peer group of companies and incentive opportunities that are performance-oriented and linked to the interests of shareholders. Base salary is determined by market-median data for the executives’ respective positions, individual performance, and competitive pay positioning. For 2023, the Committee reduced salaries for the CEO and VPs from the prior year and increased target compensation of the annual performance-based incentive plan, which requires executives to achieve rigorous growth goals.

Executive	2022 Salary		2023 Salary
Riley McCormack	$400,000	(1)	$375,000
Charles Beck	$375,000		$355,000
Joel Meyer	$360,000		$340,000
Tony Rodriguez	$325,000		$310,000
Ken Sickles	$325,000		$310,000

(1)	In 2022, the Company paid Mr. McCormack’s base salary as $1 in cash and the balance in PSUs

Annual Incentive Plan

The annual incentive plan is meant to reward executives for achieving short-term goals that are key to the Company’s success. In 2022, the Committee established a new short-term incentive plan for executives based on financial and strategic objectives that drive the Company’s long-term success. NEOs had targets of 25% of salary tied to these goals (CEO: 65%). In 2023, the Committee reduced salaries and increased focus on the short-term and long-term incentive programs. NEOs have targets of 40% of salary tied to the Company’s financial and strategic goals (CEO: 80%). Executives will have an opportunity to receive 0% to 200% of their target based on performance goals. Threshold goals will yield 50% of target, while stretch goals could yield up to 200%.

Executive	2022 Target Bonus as a Percentage of Salary	2023 Target Bonus as a Percentage of Salary
Riley McCormack	65%	80%
Charles Beck	25%	40%
Joel Meyer	25%	40%
Tony Rodriguez	25%	40%
Ken Sickles	25%	40%

For 2022, the Committee set financial and strategic goals for the annual incentive plan focused on ARR as a leading indicator of growth as well as two strategic metrics: (i) successful integration of EVRYTHNG across all departments (or organizational groups); and (ii) improvement in organizational health (focused on collaboration, teamwork, clarity of vision, and employees’ role in the Company’s success) to drive efficiency, productivity, and growth. The Committee measured this as improvement on specific employee survey questions versus a baseline established at the beginning of the year. The Committee tied all executives to the same goals to emphasize the importance of collaboration and teamwork in driving this success.

The financial ARR growth goal for 2022 ranged from a payout opportunity of 50% of target, if the Company attained threshold performance, to 170% of target for stretch performance. Each strategic goal represented 7.5% of target for threshold performance up to a maximum of 15% at target. Thus, the annual incentive plan tied payout above target to the company’s financial growth goals.

With respect to performance-based bonus compensation and performance shares tied to established performance goals, the Company does not exercise discretion to pay compensation if the Company does not achieve the performance goals. In 2022, the Company did not achieve its ARR threshold goals, so the Company paid no incentive for the financial component. However, the Company achieved both strategic goals, so all NEOs earned 30% of their target bonus for 2022.

Long-term Incentive Plan

For 2022, Digimarc implemented a new performance-based long-term equity plan for all executive officers. The plan provides for equity awards to be earned from 0% to 200% of the target amount tied to a mix of revenue growth and relative total shareholder return metrics (vs. the S&P US Small Cap Software & Services Index), which will cliff-vest in three years based on the Company’s performance on both metrics (split 50/50). Given that 2022 was the first year under this new plan, executives had 30% of their LTI value tied to PSUs, and the Company has increased this to 50% of LTI value for the 2023 award. Executives continue to receive a portion of their long-term equity incentive in the form of time-based restricted stock units (except for the CEO who continues to take 100% of his LTI value in PSUs tied to the same metrics as all executives). Many of the officers have much of their net worth in Digimarc shares, which increases the alignment of their interest with that of shareholders. In addition, the Committee believes that all employees should be shareholders and that employees have an increased incentive to perform and meet deliverables and key performance indicators because of that alignment. The Committee believes that equity compensation is the primary tool that aligns the interests of Company executives with the shareholders. Executives are provided an increasing return if the market price of our common stock appreciates, creating an incentive to increase shareholder value, and executives feel the pain that the shareholders feel if the stock price decreases. All executives have robust stock ownership requirements (as described under Other Compensation Practices and Policies – Stock Ownership Guidelines).

Executive	2022 Target LTI Value		2023 Target LTI Value
Riley McCormack	$850,000	(1)	$1,050,000	(1)
Charles Beck	$325,000	(2)	$375,000	(3)
Joel Meyer	$300,000	(2)	$350,000	(3)
Tony Rodriguez	$300,000	(2)	$350,000	(3)
Ken Sickles	$325,000	(2)	$350,000	(3)

(1)	In 2022 and 2023, Mr. McCormack’s LTI was and is 100% in PSUs

(2)	In 2022, the other named executive officers’ LTI was 30% PSUs/70% RSUs

(3)	In 2023, the other named executive officers’ LTI is 50% PSUs/50% RSUs

Generally, the recipient of equity awards granted by Digimarc will forfeit the awards if the recipient does not perform as anticipated. The most obvious circumstances involve the PSUs, where the recipient forfeits the award if the recipient does not achieve the preconditions to vesting, as well as if the employee does not remain employed until the end of the applicable performance period. For employees we place on performance improvement plans to address performance deficiencies, we defer granting additional equity awards pending the successful completion of the improvement plan or cancel them upon termination of employment. We may also suspend continued vesting under certain circumstances.

Benefits

No Perquisites. We do not provide perquisites or other personal benefits to our named executive officers, other than those benefits provided to all other employees. The Company does not engage in lending, gross-ups, or other questionable compensation practices.

Other Compensation Practices and Policies

Stock Ownership Guidelines

Our directors and named executive officers are subject to robust stock ownership guidelines. Under our guidelines, we require named executive officers and directors to own Company stock as a means of supporting alignment with the interests of our long-term shareholders. The Board believes that it is important for its members and named executive officers to hold baseline amounts of Company stock to meet that objective. In 2021, the Board reviewed the prior stock ownership guidelines and increased the level of required holdings to the following amounts:

●	for non-employee directors: 6x their regular annual Board service cash retainer of $50,000

●	for the Chief Executive Officer: 6x annual base pay

●	for the other named executive officers: 3x annual base pay

To calculate the number of shares necessary to satisfy our Stock Ownership Guidelines, we include the following shares: (1) shares owned directly (or indirectly through a 401(k) plan or Employee Stock Purchase Plan); and (2) unvested restricted stock awards and RSUs that vest based solely on continued service, and PSUs that have actually been earned based on performance but remain subject to time-based vesting, based on an estimated net-after tax number of shares. In August 2021, we eliminated vested but unexercised stock options from the calculation. For converting the targeted value to a quantity of shares, we use the higher of the 20-day moving average price of our common stock at the end of our most recent fiscal year or the end of each fiscal quarter of the most recent fiscal year.

To support compliance with our Stock Ownership Guidelines, we have established rigorous retention requirements that limit the ability of non-employee directors and named executive officers to sell Company stock until/unless the individual is in compliance with the Stock Ownership Guidelines, as follows:

●	100% of net vested securities if holdings are below 50% of the ownership requirement; and

●	75% of net vested securities if holdings are between 50% and 100% of the ownership requirement

We strongly encourage directors and executives to reach their required stock ownership level in no more than five years.

As of December 31, 2022, the most recent measurement period under the Stock Ownership Guidelines, the CEO and two of the named executive officers exceeded the enhanced guidelines. One executive was on track for the required holdings in 2022 and is now in compliance in 2023. The Chief Product Officer, who joined in late 2021, is on track to meet the guidelines. As of that date, all the directors then serving (except for one director elected to the Board in 2021) exceeded the enhanced guideline ownership requirements.

Anti-Hedging and Anti-Pledging Provisions

We expressly prohibit hedging and pledging of Company stock by all officers, directors, and employees. Moreover, we prohibit short-term and speculative transactions (expressly including hedging or pledging of Company stock) for all officers, directors, and employees under Digimarc’s insider trading policy. The Company has determined that there is a substantial likelihood for the appearance of improper conduct by Company personnel if they engage in short-term or speculative securities transactions. Therefore, we prohibit Company officers, directors, and employees from engaging in any of the following activities involving the Company’s shares:

●	purchasing the Company’s securities on margin

●	short sales

●	buying or selling puts or calls

●	trading in options (other than those granted by the Company)

●	pledging Company securities as collateral for a loan

●	any hedging or monetization transaction, such as zero-cost collars and forward sale contracts

Claw-back Policy

In February 2019, our Board of Directors adopted revised Corporate Governance Guidelines. Under the revised guidelines, Digimarc will seek to recover any type of incentive compensation awarded or paid to an officer or employee if the result of the performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. In addition, if an officer or employee of the Company engages in intentional misconduct that contributes to the award or payment to that person of incentive compensation in a greater amount than would have been paid or awarded in the absence of the misconduct, the Company will take remedial and recovery action under its “claw-back” policy, as determined by the Compensation and Talent Management Committee in its discretion. Digimarc plans to adopt an updated claw-back policy when Nasdaq rules implementing the Dodd-Frank Act claw-back requirements become effective. In addition to meeting the SEC and Nasdaq requirements, this new claw-back policy will allow the Company to cancel or recoup incentive compensation from executives and employees when fraud or intentional misconduct causes the Company to restate its financial statements, and when the Committee determines that detrimental conduct has caused material financial or reputational harm.

Post-Employment Compensation/Change-in-Control

There are no post-employment compensation agreements or plans other than the Change in Control Retention Agreements we entered with each of the executive officers. These are double trigger agreements, which require both (i) an actual change in control, and (ii) a termination without cause or material diminution in the roles and responsibilities of the affected executive, for the executive to be entitled to receive compensation and benefits.

Compensation Paid to Named Executive Officers in 2022 and its Components

2022 SUMMARY COMPENSATION TABLE

The following table contains information in summary form concerning the compensation earned by our named executive officers for the years ended December 31, 2020, 2021, and 2022.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($)	Stock Awards ($) (1)		All Other Compensation ($) (3)	Total ($)
Riley McCormack	2022	$1	$—	$1,916,242		$—	$1,916,243
Chief Executive Officer & President	2021	$1	$—	$250,071	(2)	$40,000	$290,072

Charles Beck	2022	$375,000	$28,125	$477,075		$13,550	$893,750
Executive Vice President, Chief Financial Officer and Treasurer	2021	$371,315	$—	$331,458		$12,125	$714,898
	2020	$360,500	$—	$378,091		$12,000	$750,591

Joel Meyer	2022	$360,000	$27,000	$449,469		$14,100	$850,569
Executive Vice President, Chief Legal Officer and Secretary	2021	$356,895	$—	$285,324		$12,603	$654,822
	2020	$339,900	$—	$325,790		$13,073	$678,763

Tony Rodriguez	2022	$325,000	$24,375	$449,469		$14,375	$813,219
Executive Vice President, Chief Technology Officer	2021	$309,000	$—	$289,582		$13,750	$612,332
	2020	$309,000	$—	$357,389		$13,625	$680,014

Ken Sickles	2022	$325,000	$24,375	$477,075		$14,225	$840,675
Executive Vice President, Chief Product Officer	2021	$54,167	$25,000	$500,482		$2,417	$582,065

(1)

These amounts do not reflect compensation actually received by the named executive officer, unless otherwise indicated. These amounts represent the aggregate grant date fair value of the awards calculated in accordance with FASB ASC 718. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective fiscal years. The amounts with respect to performance-vesting awards included in 2022 represent the grant date fair value assuming achievement of 100% performance for such awards, and the grant date fair value of all stock awards with the PRSU component assuming maximum performance is as follows: Mr. McCormack, $3,832,488; Mr. Beck, $606,285; Mr. Meyer, $568,748; Mr. Rodriguez, $568,748; and Mr. Sickles, $606,285. The awards for which the aggregate grant date fair value is shown in this column include awards described in the 2022 Grants of Plan-Based Awards Table and 2022 Outstanding Equity Awards at Fiscal Year-End Table.

(2)	The named executive officer made a qualified section 83b election and recognized $250,071 in taxable income with respect to this stock award.

(3)	These amounts generally consist of matching contributions to our 401(k) plan in the following amounts: Mr. Beck, $12,750; Mr. Meyer, $14,075; Mr. Rodriguez, $14,375; and Mr. Sickles, $14,125.

Equity Compensation

2022 GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to awards granted during the year ended December 31, 2022, to each of the named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#) (2)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Riley McCormack	Performance Unit Award	2/15/2022	2/11/2022				$-	39,040	78,080		$1,656,240	(3)
	Performance Unit Award	2/15/2022	2/11/2022				$-	8,120	16,240		$260,002	(4)

Charles Beck	Non-Equity Incentive Plan Award			$-	$122,200	$188,000
	Performance Unit Award	2/15/2022	2/11/2022				$-	3,046	6,092		$129,210	(5)
	Restricted Stock Award	2/15/2022	2/11/2022							10,864	$347,865

Joel Meyer	Non-Equity Incentive Plan Award			$-	$117,000	$180,000
	Performance Unit Award	2/15/2022	2/11/2022				$-	2,812	5,624		$119,279	(6)
	Restricted Stock Award	2/15/2022	2/11/2022							10,312	$330,190

Tony Rodriguez	Non-Equity Incentive Plan Award			$-	$105,300	$162,000
	Performance Unit Award	2/15/2022	2/11/2022				$-	2,812	5,624		$119,279	(7)
	Restricted Stock Award	2/15/2022	2/11/2022							10,312	$330,190

Ken Sickles	Non-Equity Incentive Plan Award			$-	$105,300	$162,000
	Performance Unit Award	2/15/2022	2/11/2022				$-	3,046	6,092		$129,210	(8)
	Restricted Stock Award	2/15/2022	2/11/2022							10,864	$347,865

(1)

These amounts represent the aggregate grant date fair value of the awards calculated in accordance with FASB ASC 718 presuming 100% achievement of performance. A summary of the assumptions we applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)	These amounts represent equity incentive awards assuming achievement of 100% performance.

(3)	At maximum performance, the grant date fair value is $3,312,483.

(4)	At maximum performance, the grant date fair value is $520,005.

(5)	At maximum performance, the grant date fair value is $258,420.

(6)	At maximum performance, the grant date fair value is $238,558.

(7)	At maximum performance, the grant date fair value is $238,558.

(8)	At maximum performance, the grant date fair value is $258,420.

The awards in the 2022 Grants of Plan-Based Awards Table include awards that are also described in the 2022 Summary Compensation Table.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

Equity Compensation

Equity awards are made to our other named executive officers in accordance with the provisions of the 2018 Incentive Plan. Restricted stock awards granted to our named executive officers generally vest quarterly over a three-year or four-year period, following the date of grant, contingent upon the executive officer’s continued employment with us. Performance restricted stock units cliff-vest after a three-year performance period, subject to attaining performance goals.

Salary in Proportion to Total Compensation

In 2022, our named executive officers received the following percentage of their total compensation reported in the Summary Compensation Table in the form of base salary:

Mr. McCormack: 0%

Mr. Beck: 42%

Mr. Meyer: 42%

Mr. Rodriguez: 40%

Mr. Sickles: 39%

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table provides summary information, as to the named executive officers, concerning outstanding equity awards as of December 31, 2022.

		Stock Awards
	Grant	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not (1)		Equity Incentive Plan Awards: Market Value Shares or Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not
Name	Date	(#) Vested		($) Vested	(#) Vested		($) Vested
Riley McCormack	2/15/2022	-		$-	47,160	(3)	$871,988
	10/27/2020	2,182	(2)	$40,345	-		$-

Charles Beck	2/15/2022	5,338		$98,700	3,046		$56,321
	2/15/2021	4,203		$77,713	-		$-
	2/15/2020	3,470		$64,160	-		$-
	2/15/2019	967		$17,880	-		$-

Joel Meyer	2/15/2022	4,924		$91,045	2,812		$51,994
	2/15/2021	3,618		$66,897	-		$-
	2/15/2020	2,990		$55,285	-		$-
	2/15/2019	833		$15,402	-		$-

Tony Rodriguez	2/15/2022	4,924		$91,045	2,812		$51,994
	2/15/2021	3,672		$67,895	-		$-
	2/15/2020	3,280		$60,647	-		$-
	2/15/2019	913		$16,881	-		$-

Ken Sickles	2/15/2022	5,338		$98,700	3,046		$56,321
	11/15/2021	7,620		$140,894	-		$-

(1)

Restricted stock awards granted prior to 2022, vest quarterly over a four-year period, unless otherwise footnoted, following the date of grant contingent upon the executive officer’s continued employment with us. Restricted stock unit awards granted in 2022 will vest quarterly over a three-year period.

(2)

Stock award granted with respect to Mr. McCormack’s service as a non-employee director vests with respect to 1/3 of the shares on each of the first three anniversaries of the grant date contingent upon his continued service or employment with us. Mr. McCormack made an election under Internal Revenue Code section 83(b) to include as taxable compensation the grant date fair value of this stock award.

(3)	Amount includes 8,120 performance restricted stock units, of which 2,436 vested in 2023 based on 30% performance attained.

The awards in the 2022 Outstanding Equity Awards at Fiscal Year-End Table include awards that are also described in the 2022 Summary Compensation Table and 2022 Grants of Plan-Based Awards Table.

Equity Value Realized by Officers in 2022

2022 OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides summary information for each of the named executive officers who exercised stock options to purchase shares of our common stock or had restricted stock awards that vested in 2022.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Riley McCormack	6,504	(1)	$177,025

Charles Beck	14,781		$312,024

Joel Meyer	13,360		$278,060

Tony Rodriguez	13,957		$292,304

Ken Sickles	8,066		$147,518

(1)	Amount includes 2,182 shares of a restricted stock award Mr. McCormack received as a member of the Board.

Potential Payments upon Termination or Change-in-Control

There are several scenarios wherein payments can be made to executives upon termination or change-in-control of the Company. These scenarios include payments made pursuant to Change of Control Retention Agreements, the normal operation of the 2018 Stock Incentive Plan, and severance or separation agreements. A table at the end of this section sets forth the potential payments under these scenarios.

New Change of Control Retention Agreements

Effective January 1, 2022, the Compensation and Talent Management Committee approved a new form of Change of Control Retention Agreement to be entered into between Digimarc and the five named executive officers of the Company: Messrs. Beck, McCormack, Meyer, Rodriguez, and Sickles. The Change of Control Retention Agreements have been entered by all five of the named executive officers and are effective through the period ending December 31, 2024. The agreements contain a “double trigger” and provide for certain severance benefits in the event of termination of the executive without Cause by Digimarc, or termination by the executive for Good Reason, within 12 months following a change of control of Digimarc during the term of the Change of Control Retention Agreement. “Cause” is defined as willful misconduct that is significantly injurious to us; fraud, dishonesty, embezzlement, misrepresentation or theft of Digimarc property; conviction of (or plea of no contest to) a felony or crime involving moral turpitude; breach of any agreement with Digimarc; unauthorized disclosure of Digimarc’s proprietary or confidential information or breach of any confidentiality/invention/proprietary information agreement(s) with Digimarc; violation of our Code of Ethics, Code of Business Conduct or any other employment rule, code or policy; continued failure or refusal to follow our lawful instructions after five days has passed following delivery of a written notice identifying the failure or refusal; a court order or a consent decree barring the executive from serving as an officer or director of a public company; or continued failure to meet and sustain an acceptable level of performance of the executive’s duties and obligations to Digimarc for thirty days following notice of failure to perform.

Termination of the executive for “Good Reason” is defined as a substantial reduction in duties or responsibilities (with certain exceptions); a material reduction in base salary, benefits or total cash compensation, other than as part of an overall reduction for all employees at the same level; a mandatory transfer to another geographic location more than 35 miles from the prior location of employment, other than normal business travel obligations; the failure of a successor to Digimarc to assume the obligations under the agreement; or Digimarc’s failure to comply with its obligations under the agreement.

The severance benefits payable upon such a termination include 12 months’ salary and up to 18 months’ premiums necessary to continue the executive’s health insurance coverage under our health insurance plan.

In consideration for the post-termination payments described above, Messrs. Beck, McCormack, Meyer, Rodriguez, and Sickles must execute and not revoke a settlement agreement and general release related to their employment and termination.

Stock Options and Restricted Stock under the 2018 Incentive Plan

The 2018 Incentive Plan provides that, unless the Compensation and Talent Management Committee otherwise determines in the grant document, an employment agreement, or other agreement between the plan participant and the Company, all outstanding awards that are not performance shares or performance units will fully vest and become exercisable or payable immediately prior to a change in control (as defined in the 2018 Incentive Plan). In the event of a change in control which constitutes a company transaction (as defined in the 2018 Incentive Plan), all outstanding awards that vest solely based on continued service will become fully vested and immediately exercisable or payable only if and to the extent that the awards are not assumed or replaced by the successor company; if and to the extent that the awards are assumed or replaced by the successor company, such awards will become fully vested and immediately exercisable or payable if the named executive officer’s employment is terminated other than voluntarily without good reason within 24 months following the change in control. Notwithstanding the foregoing, the Compensation and Talent Management Committee has discretionary authority to determine the terms and conditions of any award granted under the 2018 Incentive Plan. In the event a named executive officer’s employment terminates as a result of their death or disability, the executive’s restricted stock awards and restricted stock unit awards will generally fully vest and become payable and vested stock options will generally remain exercisable until the earlier of the one-year anniversary of their termination and the original option expiration date. In the event a named executive officer’s employment is terminated by us without cause, the executive’s restricted stock awards will generally fully vest and become payable.

Table of Potential Payments upon Termination or Change-in-Control

The following table summarizes potential payments upon termination of employment or a change in control to each of the named executive officers employed on the last day of our most recently completed fiscal year. The amounts set forth in the table assume that the triggering event occurred on the last business day of our last completed fiscal year and that our stock price was the closing market price per share on that date.

Name	Benefit	After Change in Control Termination w/o Cause or for Good Reason (1)	Termination Upon Death or Disability (2)	Termination Without Cause (3)	Change in Control (4)
Riley McCormack	Restricted Stock Vesting Acceleration	$40,345	$40,345	$40,345	$40,345
	Performance Stock Vesting acceleration	871,988	871,988	-	871,988
	Salary Continuation	1	-	-	-
	Non-Equity Incentive Compensation	-	-	-	-
	Benefits Continuation	14,707	-	-	-
	Total Value	$927,041	$912,333	$40,345	$912,333

Charles Beck	Restricted Stock Vesting Acceleration	$258,453	$258,453	$159,754	$258,453
	Performance Stock Vesting acceleration	56,321	56,321	-	56,321
	Salary Continuation	375,000	-	-	-
	Non-Equity Incentive Compensation	28,125	-	-	-
	Benefits Continuation	14,707	-	-	-
	Total Value	$732,606	$314,774	$159,754	$314,774

Joel Meyer	Restricted Stock Vesting Acceleration	$228,629	$228,629	$137,584	$228,629
	Performance Stock Vesting acceleration	51,994	51,994	-	51,994
	Salary Continuation	360,000	-	-	-
	Incentive Compensation	27,000	-	-	-
	Benefits Continuation	14,707	-	-	-
	Total Value	$682,330	$280,623	$137,584	$280,623

Tony Rodriguez	Restricted Stock Vesting Acceleration	$236,469	$236,469	$145,424	$236,469
	Performance Stock Vesting acceleration	51,994	51,994	-	51,994
	Salary Continuation	325,000	-	-	-
	Non-Equity Incentive Compensation	24,375	-	-	-
	Benefits Continuation	14,707	-	-	-
	Total Value	$652,545	$288,463	$145,424	$288,463

Ken Sickles	Restricted Stock Vesting Acceleration	$239,593	$239,593	$140,894	$239,593
	Performance Stock Vesting acceleration	56,321	56,321	-	56,321
	Salary Continuation	325,000	-	-	-
	Non-Equity Incentive Compensation	24,375	-	-	-
	Benefits Continuation	14,707	-	-	-
	Total Value	$659,996	$295,914	$140,894	$295,914

(1)

This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan and applicable award agreements. It also shows payments under the executives’ Change in Control Retention agreements.

(2)	This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan and applicable Restricted Stock Award and Restricted Stock Unit Award agreements.

(3)	This column reflects potential vesting acceleration under the applicable Restricted Stock Award agreement.

(4)	This column reflects potential vesting acceleration under the Digimarc 2018 Incentive Plan, in the case where there is a Change in Control that is not a Company Transaction.

PAY RATIO

We are providing the following information about the relationship of the annual total compensation of Mr. McCormack, our President and CEO, and the annual total compensation of our employees. For 2022, our last completed fiscal year: (i) the total annual compensation of our CEO was $1,916,243, and (ii) the median of the annual total compensation of all employees of our Company (other than our CEO) was $161,237. Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 11.9 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the median employee, the methodology and the material assumptions, adjustments, and estimates that we used were as follows. We determined that as of December 31, 2022, our employee population consisted of 271 individuals working at the Company and its consolidated subsidiaries, with 83.4% of these individuals located in the United States and 16.6% located in Europe. We selected December 31, 2022, as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient and economical manner and allowed us to exclude from our calculation the few seasonal workers who assist us during the summer.

To identify the median employee from our employee population, we calculated each employee’s target annual compensation for 2022 based on information from the Company’s human resources and payroll records, which included the annual base salary for salaried employees, annualized for employees hired during 2022; the hourly rate multiplied by standard weekly hours worked for hourly employees, annualized for employees hired during 2022; any annual corporate bonus or other compensation at target; and the grant date fair value of equity incentives granted during 2022. All compensation elements for non-U.S. employees were converted to U.S. dollars using December 31, 2022, currency exchange rates. We did not make any cost-of-living adjustments in identifying the median employee. Using this methodology, we determined that the median employee was a full-time, salaried employee located in one of our U.S. locations, with total target compensation for 2022 in the amount of $161,237.

With respect to the annual total compensation of the median employee, we identified and calculated the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K of the Securities Act, resulting in annual total compensation of $161,237, which included base pay, any overtime pay, stock, bonuses, and any other cash paid under the Company’s policy. With respect to the annual total compensation of our President and CEO, we used the amount reported in the “Total” column of our 2022 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE

We strive for alignment between executive compensation, company performance and value creation. The Company remains in a period of strategic transformation, which is reflected in the compensation program updates we have made in recent years. Since the arrival of our new CEO, Riley McCormack, in 2021, we have increased the program’s focus on both short- and long-term performance through the introduction of new annual and long-term performance incentive plans, which tie to key financial, strategic and market drivers.

We believe that over the long-term, our investments in the Company, our unique technology and product offerings, our focus on diverse talent, and our overall strategy will serve to deliver value to all our stakeholders, including shareholders. Similarly, long-term executive pay outcomes will align with our performance and value creation.

The new SEC-required Pay vs. Performance disclosure below provides a snapshot perspective on pay and performance alignment by evaluating the link between Compensation Actually Paid, as defined by the SEC (“CAP”), and measures of market and financial performance.

Pay versus Performance Table

As a Smaller Reporting Company, the following table shows the past two fiscal years’ total compensation for our named executive officers (“NEOs”) as set forth in the “Summary Compensation Table,” the CAP paid to our NEOs, the Company’s total shareholder return (“TSR”), and our net income.

2022 Pay Versus Performance Table

Fiscal Year	Summary Compensation Table Total for First CEO(1)	Summary Compensation Table Total for Second CEO(2)	Compensation Actually Paid to First CEO(1)(4)	Compensation Actually Paid to Second CEO(2)(4)	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(3)(4)	Total Shareholder Return (Value of Initial Fixed $100 Investment)	Net Income (Loss)
2022	$—	$1,916,243	$—	$816,180	$849,553	$353,180	$39.1	$(59,798,000)
2021	$861,034	$290,072	$(5,866,264)	$348,052	$662,532	$451,287	$83.6	$(34,759,000)

(1)	In the table above, “First CEO” refers to Bruce Davis, who served as CEO until April 12, 2021

(2)	“Second CEO” refers to Riley McCormack, who became CEO on April 12, 2021

(3)	The non-PEO (i.e., CEO) NEOs for each applicable year are as follows:

–	2022: Charles Beck, Joel Meyer, Tony Rodriguez, and Ken Sickles

–	2021: Charles Beck, Robert Chamness, Joel Meyer, and Tony Rodriguez

(4)

The SEC rules require that certain adjustments be made to the Summary Compensation Table totals to determine CAP, as reported in the Pay versus Performance table above. The following table details the applicable adjustments that were made to determine CAP:

			Equity Awards
Fiscal Year	Executives	SCT Total	Deduct SCT Stock & Option Awards	Add Year-End Value of Unvested Equity Granted in Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Equity Granted in Year	Add Change in Value of Vested Equity Granted in Prior Years	Add Change in Value of Awards Not Meeting Vesting Conditions	Total Equity Award Adjustments
2022	Second CEO	$1,916,243	$(1,916,242)	$843,019	$—	$—	$(26,840)	$—	$816,179
	Other NEOs (avg)	$849,553	$(463,272)	$154,741	$(165,643)	$86,238	$(108,438)	$—	$(33,101)
2021	First CEO	$861,034	$—	$—	$—	$—	$(2,860,942)	$(3,866,356)	$(6,727,298)
	Second CEO	$290,072	$(250,071)	$170,633	$—	$137,418	$—	$—	$308,051
	Other NEOs (avg)	$662,532	$(305,197)	$220,693	$(84,056)	$45,361	$(88,045)	$—	$93,952

Relationship Between Compensation Actually Paid and Performance Measures

The Pay versus Performance table above and the charts below illustrate the following:

●

CAP to our new CEO and average NEO has tracked with our TSR performance because CAP values reflect changes in the value of executives’ outstanding equity holdings, which fluctuate with changes in our stock price. In 2022 in particular, for our new CEO and other NEOs, CAP values as compared to grant-date Summary Compensation Table (“SCT”) values show direct alignment with TSR. Separately, our former CEO’s CAP of negative $5.9 million in 2021 reflects a decline in the value of his vested equity from the prior years and the value of forfeited awards when he departed the Company, as shown in Footnote 4 above.

●

Net income as a performance measure does not link directly to CAP or grant-date SCT compensation and is similarly not used in our incentive plans. Net Income may experience significant fluctuations caused by accounting requirements such as costs relating to amortization expense and/or extraordinary one-time charges. For instance, the net loss in 2022 includes the impact of acquisition costs and amortization expense from acquired intangible assets from the EVRYTHNG acquisition. When considering key measures of performance for our Company: Digimarc’s revenue increased 14% in 2022 from 2021 and Annual Recurring Revenue increased by 173% from the sale of our subscription products with a gross margin of 75% on subscription revenue during 2022.

Reference Charts

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	487,024	$39.14	581,812
Equity compensation plans not approved by security holders	—	—	—
Total	487,024	$39.14	$581,812

(1)

This amount is comprised of 51,171 shares to be issued upon exercise of options (with a weighted average exercise price of $39.14), 369,711 shares to be issued pursuant to restricted stock units, and 66,142 shares to be issued pursuant to performance restricted stock units (assuming target performance). Additionally, there were 195,978 outstanding shares subject to restricted stock awards, for a total of 683,002 shares issued or to be issued.

(2)	Weighted-average exercise price in column (b) does not take into account shares to be issued pursuant to restricted stock units or performance restricted stock units.

(3)	Consists of shares of our common stock issuable pursuant to awards granted under the Digimarc Corporation 2018 Incentive Plan.

The following table sets forth updated information as of the record date, March 13, 2023, regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants, and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	815,551	39.14	380,613
Equity compensation plans not approved by security holders	-	-	-
Total	815,551	39.14	380,613

(1)

This amount is comprised of 51,171 shares to be issued upon exercise of options (with a weighted average exercise price of $39.14), 572,309 shares to be issued pursuant to restricted stock units, and 192,071 shares to be issued pursuant to performance restricted stock units (assuming target performance). Additionally, there were 151,618 outstanding shares subject to restricted stock awards, for a total of 967,169 shares issued or to be issued pursuant to outstanding awards.

(2)	Weighted-average exercise price in column (b) does not take into account shares to be issued pursuant to restricted stock units or performance restricted stock units.

(3)	Consists of shares of our common stock issuable pursuant to awards granted under the Digimarc Corporation 2018 Incentive Plan.

Shares available for issuance under our 2018 Incentive Plan may be granted pursuant to stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors, and independent contractors who provide services to us and our affiliated companies.

Our non-employee directors receive restricted stock under our Equity Compensation Program for Non-Employee Directors adopted by the Board of Directors and administered under our 2018 Incentive Plan. Each non-employee director receives an initial grant of restricted stock having an aggregate value of approximately $200,000. The restrictions lapse in equal installments on each of the first three anniversaries of the grant. Each non-employee director receives an annual grant of restricted stock having an aggregate value of approximately $100,000 on the date of each annual meeting of shareholders. The restrictions lapse on the one-year anniversary date of the grant, or immediately prior to the next annual meeting of shareholders that occurs prior to such first anniversary, but at least 50 weeks after the prior year’s annual meeting of shareholders.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Proposal No. 3 on your proxy card)

The Purpose of the Say-on-Pay Vote

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables Digimarc shareholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. This advisory vote on executive compensation is referred to as a “say-on-pay vote.” Digimarc offers shareholders a say-on-pay vote every year.

How to Learn More About Digimarc’s Executive Compensation Program

We encourage shareholders to read the “Executive Compensation” and “Compensation Disclosure and Analysis” sections of this proxy statement for a more detailed discussion of our compensation program and policies, the compensation and governance-related actions taken in 2021 and 2022, and the compensation awarded to our named executive officers.

Riley McCormack is now entering the second full year as CEO of the Company. His compensation for 2022, and the changes made for 2023, are summarized in the CD&A. The other executive officers of the Company are also compensated in a manner consistent with the processes and philosophy set forth below.

Digimarc’s Process to Determine Fair Compensation and Conduct Shareholder Outreach

Over the last two years, the Company conducted outreach to inform shareholders of changes to our executive compensation program, seek their advice and counsel regarding the changes, and bring that information into the process. Our shareholders favored placing a significant portion of each named executive officer’s compensation “at risk” by having more performance-based elements of compensation with both financial and operational elements. Several shareholders also recommended governance changes discussed in that section of this proxy statement.

Responding to this feedback, the Compensation and Talent Management Committee has made significant changes to the Company’s executive compensation practices. Beginning in 2021, the Company has (1) retained a new outside independent compensation consultant to help determine the CEO’s and other executives’ compensation and compensation program, (2) added material performance-based incentive plans (annual and long-term) to the compensation plan for all named executive officers in lieu of fixed compensation, (3) recruited new members to the Compensation and Talent Management Committee to represent the interests of the shareholders, and (4) revamped the executive compensation program to expand the performance-based features of all plans, driving a focus on key financial, strategic, and relative market goals. In response to these initiatives to create stronger pay-for-performance alignment and drive shareholder value, shareholders approved our SOP advisory proposal with over 95% of the votes cast at our 2022 shareholder meeting.

Effect of the “Advisory Vote” Relating to Say-on-Pay

Digimarc requests shareholder approval of the compensation of its named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables).

Although this vote is advisory and non-binding on the Compensation and Talent Management Committee, the Board, or the Company, the Board and the Compensation and Talent Management Committee, which are responsible for designing and administering Digimarc’s executive compensation program, value the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

What Vote is Required to “Win” the Advisory Vote

If a quorum is present, the compensation of Digimarc’s named executive officers will be approved on a non-binding basis if the votes cast in favor of this proposal exceed the votes cast opposing this proposal. However, the Company seeks a majority vote of more than 90% of the shares outstanding and voting in support of Digimarc’s pay practices.

Digimarc believes the compensation program for the named executive officers is instrumental in helping Digimarc achieve its strategic objectives and long-term financial goals. We ask for your support with a positive vote for the say-on-pay proposal.

The Board of Directors recommends a vote FOR the approval, on a non-binding basis, of the compensation of Digimarc’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Proposal No. 4 on your proxy card)

The Dodd-Frank Act enables Digimarc shareholders to vote, on an advisory or non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of Digimarc’s named executive officers. By voting on this proposal, shareholders may indicate whether they would prefer an advisory vote on named executive officer compensation (a “say-on-pay vote”) once every one, two, or three years.

In 2017, Digimarc shareholders voted, by a plurality of votes cast, that say-on-pay votes be held every year. Our Board of Directors has determined that holding an advisory say-on-pay vote every year is most appropriate for Digimarc and recommends that you vote to hold such advisory vote in the future every year, for the following reasons:

The Board believes that an annual vote enhances transparency and gives shareholders a voice to express support or opposition to the Company’s executive compensation program every year. The Board also believes that it provides the Board and Compensation and Talent Management Committee with closer to real-time and more direct feedback on the Company’s executive compensation practices. Further, the annual vote makes it easier for the Board and Compensation and Talent Management Committee to analyze voting trends and shareholder views on the Company’s executive compensation program.

Advisory Vote

The Board will carefully consider the outcome of the vote when making future decisions regarding the frequency of advisory say-on-pay votes on executive compensation.

The Board of Directors recommends a vote on Proposal No. 4 to hold advisory say-on-pay votes on the compensation of Digimarc’s named executive officers EVERY YEAR (as opposed to every two or three years).

APPROVAL OF AMENDMENTS TO THE DIGIMARC CORPORATION 2018 INCENTIVE PLAN

(Proposal No. 5 on your proxy card)

Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve continued strong performance in the future by providing a direct link between the compensation of executives and key employees and long-term shareholder value creation.

In order to continue to have an appropriate supply of shares for equity incentives to recruit, hire and retain the talent required to successfully execute our business plans, our Board of Directors believes that we will need an additional 1,200,000 new shares to be available under the Digimarc Corporation 2018 Incentive Plan (the “2018 Plan”). Although the additional 1,200,000 new shares to be available under the 2018 Plan will increase the potential dilution to shareholders, the Board of Directors believes our equity compensation plans are well-managed and that our total equity “overhang” will remain well within market norms with the addition of the new shares. Over the last three fiscal years, our annual gross burn rate has averaged 2.87%. We calculated the annual gross burn rate for each year by summing the restricted stock, restricted stock unit, and option awards granted with the performance stock units earned in the year and dividing that sum by the weighted average shares outstanding. Based on an estimated usage rate, we anticipate that with the additional 1,200,000 shares, the shares authorized for issuance under the 2018 Plan will be sufficient for the next three years, and shareholder approval for additional shares will be sought at that time.

The following table sets forth certain equity award information under the 2018 Plan as of March 13, 2023 (unless otherwise noted):

Stock options outstanding (1)	51,171
Weighted-average exercise price of outstanding stock option	$39.14
Weighted-average remaining term of outstanding stock option	0.58
Total stock-settled full-value awards outstanding (1)	915,998
Remaining shares available for grant under the 2018 Plan prior to proposed increase	380,613
Additional shares being requested under the 2018 Plan	1,200,000
Basic common shares outstanding as of the record date (March 13, 2023)	20,270,986
Fully-diluted overhang (2)	11.2%

(1)

Information presented is consistent with Equity Compensation Plan data disclosed on page 62. Stock-settled full value awards outstanding include restricted stock awards, restricted stock units, and performance restricted stock units (assuming target performance). Performance restricted stock units are granted at their target number of shares and upon vesting, can result in issuance of shares from 0% to 200% of that target, depending on achieving specified performance criteria.

(2)

In this proposal, fully diluted overhang is calculated as the sum of stock-settled grants (stock options and stock-settled full-value awards) outstanding plus the remaining shares available plus the proposed increase to the share reserve under this proposal (numerator) divided by the sum of the numerator less shares subject to outstanding restricted stock awards plus common shares outstanding (denominator).

In considering this proposal, we emphasize for our shareholders that Digimarc uses stock as the primary basis of incentive compensation for its officers and employees, unlike our peers, that typically use cash bonus incentives for a more significant component of their executive compensation program. Over the last two years, the relative proportion of restricted stock and option awards granted to employees and Named Executive Officers was 82% and 18%, respectively. Accordingly, Digimarc generally requires more stock than its peers to deliver the same level of compensation to its officers and employees. However, we believe that our approach better aligns the compensation of our officers and employees with the interests of our shareholders as compared to relying more on cash bonus programs, because additional value is only delivered if the performance of the officers and employees contributes to a meaningful appreciation in stock price.

In addition, our equity compensation program incorporates the following key features:

●

Eliminated Share Recycling for Stock Options. Any shares subject to a stock option that a participant tenders or the Company retains as payment for the purchase price of the option will not be available again for issuance under the 2018 Plan.

●

Our Claw-back Policy Covers Awards Under 2018 Plan. Incentive compensation awards granted under the 2018 Plan are covered by Digimarc’s claw-back policy, which empowers the Committee to require executive officers to reimburse the Company for incentive compensation awarded or paid if the result of the performance measure upon which the award was based or paid, or that was considered in determining the compensation awarded or paid, is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment, and to recover incentive compensation paid to an officer or employee whose intentional misconduct contributed to increasing the amount of such compensation.

o

Updated Claw-back Policy to be adopted later this year when the Nasdaq rules implementing Dodd-Frank Act claw-back requirements become effective. In addition to meeting the SEC and Nasdaq requirements, Digimarc intends to adopt a new claw-back policy that will allow the Company to cancel or recoup incentive compensation from executives and employees when fraud or intentional misconduct causes the company to restate its financial statements, and when the Committee determines that detrimental conduct has caused material financial or reputational harm.

●

Award Vesting Not Automatically Accelerated by Merger or Similar Transaction. In the event of a merger or other corporate transaction, awards granted under the 2018 Plan that vest based on continued service will not vest on an accelerated basis unless the awards will otherwise terminate as a result of the transaction without the holder receiving consideration in the form of such awards being either cashed-out or converted, assumed, or replaced by the continuing company.

●	No Dividends Paid on Unvested Awards. Any dividends or dividend equivalents credited to awards under the 2018 Plan will accrue and be paid only to the extent the awards become vested or payable.

Under applicable rules of the Nasdaq Stock Market, we are required to obtain shareholder approval of the amendments to the 2018 Plan.

A copy of the 2018 Plan, as amended, is attached to this proxy statement as Appendix A. The summary description of the amendments to the 2018 Plan provided above and of the material terms of the 2018 Plan provided below are not intended to be a complete description of the 2018 Plan. See Appendix A for more detailed information.

Summary of the Terms of the 2018 Incentive Plan

Purpose. The purpose of the 2018 Plan is to enhance our long-term shareholder value by offering opportunities to selected individuals to participate in our growth and success, enabling us to attract and retain the services of well-qualified individuals.

Shares Available for Issuance. The 2018 Plan authorizes the issuance of up to 2,200,000 shares of common stock, plus any shares that remain available for issuance under the predecessor 2008 Incentive Plan on the effective date of the 2018 Plan. The closing market price of one share of common stock as reported on the Nasdaq Stock Market on December 30, 2022, the last business day of the year, was $18.49. The shares authorized under the 2018 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization, or similar event. Shares issued under the 2018 Plan consist of authorized and unissued shares. If an award granted under the 2018 Plan, or an outstanding award granted under the 2008 Incentive Plan, lapses, expires, terminates, or is forfeited or surrendered without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by that award will again be available for use under the 2018 Plan. Shares that are (i) tendered by a participant or retained by us to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash, or in some manner that some or all of the shares covered by the award are not issued, will be available for issuance under the 2018 Plan. However, shares that are tendered by a participant or retained by us as payment for the purchase price of an Option will not be available for issuance under the 2018 Plan. Awards granted as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2018 Plan. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2018 Plan is the total stated number of shares available for issuance under the 2018 Plan, subject to adjustments for stock dividends, stock splits, recapitalizations, and other similar events.

Administration. The 2018 Plan is administered by our Compensation and Talent Management Committee of our Board of Directors (“Compensation Committee”). The Compensation Committee, subject to the terms of the 2018 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 2018 Plan and any awards, notices or agreements executed or entered into under the 2018 Plan. The Compensation Committee’s decisions, determinations and interpretations are binding on all holders of awards granted under the 2018 Plan. Subject to the terms of the 2018 Plan, the Board of Directors or the Compensation Committee may delegate administration of the 2018 Plan to one or more committees consisting of one or more members of the Board or to one or more officers within specific limits, including limits that no such officer may grant awards under the 2018 Plan to himself or herself, or to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Eligibility. Our employees, non-employee directors, consultants, agents, advisors and independent contractors or those of our related companies are eligible to receive awards under the 2018 Plan. As of December 31, 2022, 271 employees and seven non-employee directors were eligible to participate in the 2018 Plan.

Types of Awards.

•

Stock Options. Both nonqualified and incentive stock options may be granted under the 2018 Plan. The Compensation Committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the common stock on the date of grant (except for awards granted as substitute awards in connection with acquisition transactions). The exercise price for stock options may be paid by an optionee in cash, through a broker-assisted cashless exercise, by delivery of previously owned shares or by such other consideration permitted by the Compensation Committee. The Compensation Committee also establishes: (i) the vesting schedule for each option granted and the term of each option, which term cannot exceed ten years from the date of grant; and (ii) whether an option shall continue to be exercisable, and the terms and conditions of such exercise, following termination of service or employment.

•

Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2018 Plan or on a stand-alone basis. SARs are the right to receive a payment per share of the SAR exercised in stock or in cash equal to the excess of the share’s fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with a stock option will result in a reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

•

Stock Awards, Restricted Stock and Stock Units. The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, that are subject to repurchase or forfeiture restrictions. The repurchase or forfeiture restrictions may be based on continuous service with us or a related company or on the achievement of specified performance criteria, as determined by the Compensation Committee. Until the lapse of any applicable restrictions, participants may not dispose of their restricted stock. The Compensation Committee, in its sole discretion, may waive any repurchase or forfeiture periods and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the Compensation Committee deems appropriate. Stock units may be paid in stock, cash or a combination of stock and cash.

•

Performance Shares and Units. The Compensation Committee may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the Compensation Committee. Performance share or performance unit awards may be paid in stock, cash, or other property or in any combination of cash, stock and other property, at the discretion of the Compensation Committee.

•

Other Stock-Based or Cash-Based Awards. The Compensation Committee also is authorized to grant other incentives payable in cash or in shares of common stock, subject to its established terms and conditions.

Limitations on Awards. Subject to adjustments for stock dividends, stock splits, recapitalizations, and other similar events, the 2018 Plan provides that during any calendar year period, no single participant may be granted awards, other than performance units, with respect to more than 750,000 shares of our common stock, except that we may make additional one-time award grants for up to 1,000,000 shares of our common stock to newly hired or newly promoted individuals. The maximum dollar value payable with respect to performance units or other awards payable in cash in any one calendar year to a single participant is $2,500,000. Any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable.

Change in Control. Unless otherwise determined at the time of grant of an award, if certain changes in control occur, awards granted under the 2018 Plan will become fully vested and no longer subject to forfeiture. A change in control is defined in the 2018 Plan as (i) an acquisition of 40% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions or acquisitions approved by the Board of Directors, or (ii) a change in the composition of the Board of Directors during any two-year period in which the members of the Incumbent Board, as defined in the Plan, or directors nominated by the then Incumbent Board, cease to constitute at least a majority of the Board. In the event of other types of company transactions, the awards under the 2018 Plan will become fully vested and no longer subject to forfeiture only to the extent that the continuing company refuses to convert, assume, or replace such awards, and the Compensation Committee exercises its discretion and determines the awards will not be cashed out for a payment based on the consideration received by shareholders in the company transaction.

Performance-Based Compensation. The Compensation Committee may determine that awards under the 2018 Plan will be granted subject to the attainment of performance goals relating to one or a combination of business criteria. The Compensation Committee structures performance goals based on any of the following, or any combination, for us as a whole, or as any business unit, as reported or calculated by us: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of Digimarc) under one or more of the business criteria described above relative to the performance of other corporations.

Transferability. Unless the Compensation Committee determines otherwise, and to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), during a participant’s lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary to exercise an award or receive payment under an award after the participant’s death.

Adjustment of Shares. In the event of a stock dividend, stock split, recapitalization or other similar event, the Compensation Committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2018 Plan; (ii) the maximum number and kind of securities issuable as incentive stock options; (iii) the maximum number and kind of securities that may be made subject to awards to any participant; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award.

Term, Termination and Amendment. The 2018 Plan will continue indefinitely, unless terminated by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or any portion of the 2018 Plan at any time, subject to shareholder approval to the extent required by applicable law, exchange rules or other regulatory requirements. The Compensation Committee generally may also amend outstanding awards under the 2018 Plan provided that such amendment does not reduce a participant’s rights under an award without his or her consent; provided that, the Board of Directors may amend the 2018 Plan or any outstanding award without the participant’s consent to the extent the Board of Directors deems necessary or advisable to comply with changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations, or to ensure that an award is not subject to additional taxes, interest or penalties under Section 409A of the Code. In no event may the Board of Directors or the Compensation Committee reduce the exercise price of outstanding options or stock appreciation rights or issue a new option upon exercise of an option under the 2018 Plan without shareholder approval.

Material U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the 2018 Plan to us and to participants in the 2018 Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the 2018 Plan, including U.S. gift or estate tax consequences or foreign, state, or local tax consequences.

Incentive Stock Options. Although we have not granted incentive stock options to date under the 2018 Plan, and do not anticipate doing so in the immediate future, generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the 2018 Plan. If a participant exercises an incentive stock option during the participant’s employment as an employee or within three months after the participant’s employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.

Nonqualified Stock Options. Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the 2018 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price. Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option. If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares’ holding period will begin on the day after the exercise date. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of our common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture. The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant’s termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a stock appreciation right, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the stock appreciation right.

Unrestricted Stock Awards. If a participant receives shares of stock under the 2018 Plan that are not subject to restrictions, the participant generally will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares. The participant’s holding period for the shares will begin on the date that the participant receives the shares, and the participant’s tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.

Restricted Stock Awards. Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

Restricted Stock Units. A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

Performance Shares and Performance Units. A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

U.S. Federal Income Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to certain limitations on deductions for compensation contained in the Code.

Code Section 409A. We intend that awards granted under the 2018 Plan comply with, or otherwise be exempt from, Section 409A of the Code.

Other Information

A new plan benefits table for the 2018 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2018 Plan if the 2018 Plan was then in effect, as described in the federal proxy rules, are not provided, because all awards made under the 2018 Plan are and will be made at the Committee’s discretion. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan are not determinable at this time. However, please refer to the description of restricted stock awards granted to our non-employee directors in the last fiscal year under the heading “Director Compensation” and the description of restricted stock unit awards granted to our executive officers named in the “2022 Summary Compensation Table,” as set forth in that table and the “2022 Grants of Plan-Based Awards Table” and described under the heading “Narrative to Summary Compensation Table and Grants to Plan-Based Awards Table.”

Vote Required

The proposal to amend the 2018 Incentive Plan will be approved if a quorum is present at the Annual Meeting and the votes cast in favor of this proposal exceed the votes cast opposing this proposal. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will have no effect on the vote for Proposal No. 5.

The Board of Directors recommends a vote FOR the approval of the amendments to the 2018 Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Digimarc routinely publishes as part of its proxy the list of any shareholders that hold a beneficial interest of more than five percent of the outstanding shares of the corporation. These shareholders also provide filings of their ownership interest. The following table contains the list of the beneficial ownership of our common stock as of March 13, 2023, by:

●	each person or entity known by us to own beneficially more than five percent of our common stock;

●	our chief executive officer, our chief financial officer, our other named executive officers, and each of our directors; and

●	all our executive officers and directors as a group.

The beneficial ownership percentage is calculated based on 20,270,986 shares of our common stock outstanding as of March 13, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Institutional investors are listed because they own more than 5% of the shares outstanding. As of the Record Date, TCM|Strategic Partners L.P., Altai Capital Management L.P., Vincent C Smith, and Rubric Capital Management LP were the investors that met that threshold. The listing of the executive officers and directors provides an indication of the amount of inside ownership that they hold. Together, the executive officers and directors hold a total of 20.5% of the shares outstanding. Finally, all employees of Digimarc are also shareholders in the Company. Insider ownership is one indication of alignment of the Company personnel and our shareholders.

Unless otherwise indicated, each person named in the table has sole voting power and investment power, or shares voting and investment power with their spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after March 13, 2023, are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is care of Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
TCM|Strategic Partners L.P. (1)	3,740,240	18.5%
26 Tahiti Beach Island Road
Coral Gables, Florida 33143

Altai Capital Management, L.P. (2)	2,879,829	14.2%
4675 MacArthur Court, Suite 1500
Newport Beach, California 92660

Vincent C Smith (3)	2,046,945	10.1%
33 New Montgomery Suite 1500
San Francisco, CA 94105

Rubric Capital Management LP (4)	1,214,593	6.0%
155 E 44th St
New York, NY 10017

Named Executive Officers:
Riley McCormack	3,786,739	18.7%
Joel Meyer	85,863	*
Charles Beck	64,465	*
Tony Rodriguez	43,991	*
Ken Sickles	26,039	*

Directors:
James T. Richardson	49,906	*
Andrew J. Walter	31,855	*
Alicia Syrett	21,816	*
Sandeep Dadlani	14,645	*
Kathleen Kool	14,100	*
Milena Alberti-Perez	13,070	*
Ravi Kumar Singisetti	11,540	*
All executive officers and directors as a group (10 persons)	4,164,029	20.5%

(1)	This information is based solely on the Schedule 13DA filed by TCM Strategic Partners L.P. on December 16, 2020.

(2)	This information is based solely on the Schedule 13G filed on February 28, 2023, for holdings as of December 31, 2022.

(3)	This information is based solely on the Schedule 13G filed on May 31, 2022.

(4)	This information is based solely on the Schedule 13G filed on February 10, 2023, for holdings as of December 31, 2022.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and changes in their beneficial ownership of our common stock and other equity securities with the SEC and The Nasdaq Stock Market. Based solely on a review of reports that we received and on written representations from reporting persons regarding compliance, we believe that all Section 16(a) transactions were reported on a timely basis in 2022, except as follows:

Following the appointment of Ms. Alberti-Perez as a new director and commencement of service on April 5, 2022, her initial report on the Form 3 and one report on Form 4 were filed late.

Following the appointment of Mr. Sickles as a Section 16 officer on May 13, 2022, his initial report on Form 3 and one report on Form 4 were filed late.

SHAREHOLDER PROPOSALS

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting

Pursuant to our Bylaws, a shareholder nomination of one or more persons for election to the Board of Directors and the proposal of other business to be considered by shareholders must be timely noticed to the Corporate Secretary of Digimarc to be considered properly brought before an Annual Meeting by a shareholder. To be timely for the 2024 Annual Meeting of Shareholders, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices no earlier than January 11, 2024, and no later than February 10, 2024.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Digimarc’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 11, 2024.

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended to be presented at our 2024 Annual Meeting of Shareholders must be received by us not later than November 29, 2023, in order to be considered for inclusion in our proxy materials for that meeting.

Discretionary Authority

The proxies to be solicited by us through our Board of Directors for the 2024 Annual Meeting of Shareholders will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the Annual Meeting if we fail to receive notice of the shareholder’s proposal for the meeting by February 10, 2024.

ANNUAL MEETING MATERIALS

Single and Multiple Mailings

If you requested a print version of our proxy materials and share an address with another shareholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at: Digimarc Corporation, Attn: Investor Relations, 8500 S.W. Creekside Place, Beaverton, OR 97008, Phone: +1 503-469-4800, Fax: +1 503-469-4771. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials. We ask you to consider the environment in deciding the necessity of these requests.

Form 10-K

Every year, Digimarc prepares and files with the Securities Exchange Commission our Annual Report on Form 10-K for that calendar year. We will provide, without charge, upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as we have filed with the SEC. Written requests should be mailed to Joel Meyer, Secretary, Digimarc Corporation, 8500 S.W. Creekside Place, Beaverton, Oregon 97008. We ask you to consider the environment in deciding the necessity of these requests.

Other Materials

All materials filed by us with the SEC can be obtained through the SEC’s website at www.sec.gov.

OTHER BUSINESS TO COME BEFORE THE MEETING

The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the shareholders arise, the proxy card gives authority to the persons listed on the card to vote at their discretion.

A MESSAGE FROM OUR CEO

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card, voting instruction card or notice of internet availability of our proxy materials. Shareholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Your vote is important to us. Thank you for your continuing ownership and support of Digimarc Corporation.

By Order of the Board of Directors,

Riley McCormack
Chief Executive Officer

Beaverton, Oregon

March 28, 2023

Appendix A

DIGIMARC CORPORATION

2018 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Digimarc Corporation 2018 Incentive Plan (the “Plan”) is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

3.2	Delegation

Notwithstanding the foregoing, the Board or the Compensation Committee may delegate responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.3	Administration and Interpretation by Committee

(a)    Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant, subject to Section 409A of the Code and in accordance with Section 6.3 of the Plan; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)    In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.

(c)    The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)    Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)    2,200,000 shares; plus

(b)    (i) any authorized shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 2008 Incentive Plan (the “Prior Plan”) on the Effective Date shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the Effective Date, and shall instead be set aside and reserved for issuance pursuant to the Plan and (ii) any shares subject to outstanding awards under the Prior Plan on the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), shall cease to be set aside or reserved for issuance pursuant to the Prior Plan, effective on the date upon which they cease to be so subject to such awards, and shall instead be set aside and reserved for issuance pursuant to the Plan, up to an aggregate maximum of 785,000 shares pursuant to clauses (i) and (ii) of this paragraph, subject to adjustment from time to time as provided in Section 15.1. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2	Share Usage

(a)    Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company for the exercise price of an Option shall not be available for Awards under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b)    The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)    Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

(d)    Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 15.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of any Award if and to the extent set forth in the instrument evidencing the Award at the time of grant. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents; provided, however, that the terms of any deferrals under this Section 6.3 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A of the Code.

6.4	Dividends and Distributions

Participants may, if and to the extent the Committee so determines and sets forth in the instrument evidencing the Award at the time of grant, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or a Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Section 409A of the Code. Also notwithstanding the foregoing, any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

The exercise price for shares purchased under an Option shall be at least 100% of the Fair Market Value of the Common Stock on the Grant Date (and shall not be less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 7.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)    cash;

(b)    check or wire transfer;

(c)    having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)    tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)    so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board (i.e., a “cashless” exercise); or

(f)    such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time; provided, however, that any such waiver or modification shall satisfy the requirements for exemption under Section 409A of the Code.

If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate either the registration requirements under the Securities Act or the Company’s insider trading policy, then the Option shall remain exercisable until the earlier of the Option Expiration Date and the expiration of a period of three months (or such other period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of the Securities Act or the Company’s insider trading policy requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. A SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. A SAR may be exercised upon such terms and conditions and for the term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

9.3	Post-Termination Exercise

The Committee shall establish and set forth in each instrument that evidences a freestanding SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time; provided, that any such waiver or modification shall satisfy the requirements under Section 409A of the Code.

9.4	Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate; provided, that any such waiver shall satisfy the requirements under Section 409A of the Code.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

Subject to Section 18.5, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.

SECTION 11. PERFORMANCE AWARDS

11.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Subject to Section 18.5, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 13. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”) to the extent such amounts are not “deferred compensation” within the meaning of Section 409A. The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. To the extent required to avoid adverse financial accounting consequences to the Company, the value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent permitted by the Company, the Participant may designate one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities set forth in Section 4.3; (iv) the maximum numbers and kind of securities set forth in Section 16.3; and (v) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Change in Control

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change in Control:

(a)    All outstanding Awards, other than Performance Shares and Performance Units, shall become fully and immediately vested and exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, immediately prior to the Change in Control and shall terminate at the effective time of the Change in Control, and any such Awards constituting “deferred compensation” within the meaning of Section 409A of the Code shall be paid within 60 days following the effective date of the Change in Control; provided, however, that with respect to a Change in Control that is a Company Transaction, such Awards, other than Awards constituting “deferred compensation” within the meaning of Section 409A of the Code, shall become fully and immediately exercisable, and all applicable deferral and restriction limitations or forfeiture provisions shall lapse, only if and to the extent such Awards are not converted, assumed or replaced by the Successor Company.

For the purposes of this Section 15.3(a), an Award shall be considered converted, assumed or replaced by the Successor Company if following the Company Transaction the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Company Transaction, the consideration (whether stock, cash or other securities or property) received in the Company Transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Company Transaction is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Company Transaction. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.

(b)    The target payout opportunities attainable under all outstanding Stock Awards and Stock Units with restrictions based on performance criteria, Performance Shares, and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control, and such Awards shall be paid within 60 days following the effective date of the Change in Control.

(c)    Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Company Transaction that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Company Transaction and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Company Transaction, or, in the event the Company Transaction is one of the transactions listed under subsection (c) in the definition of Company Transaction or otherwise does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.

15.4	Further Adjustment of Awards

Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

15.7	Section 409A of the Code

Notwithstanding anything in this Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code.

SECTION 16. PERFORMANCE GOALS AND LIMITATIONS ON AWARDS

The Compensation Committee may, at the time of grant of an Award, determine that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified performance targets related to designated performance goals for such period selected by the Compensation Committee from among the Performance Criteria specified in Section 16.1.

16.1	Performance Criteria

If the Compensation Committee determines that an Award shall be subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added (together, the ”Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, and (viii) gains and losses on asset sales.

16.2	Compensation Committee Certification and Authority

After the completion of each Performance Period, the Compensation Committee shall certify the extent to which any Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Section 16.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate.

16.3	Limitations

Subject to adjustment from time to time as provided in Section 15.1, no Participant may be granted Awards other than Performance Units subject to this Section 16 in any calendar year period with respect to more than 750,000 shares of Common Stock for such Awards, except that the Company may make additional one time grants of such Awards for up to 1,000,000 shares to newly hired or newly promoted individuals, and the maximum dollar value payable with respect to Performance Units or other awards payable in cash subject to this Section 16 in any one calendar year is $2,500,000.

The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Compensation Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the date of approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.

Subject to Section 18.5, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of a Participant to the extent the Board deems necessary or advisable to (i) comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations or (ii) to ensure that an Award is not subject to additional taxes, interest or penalties under Section 409A of the Code.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Shareholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Options granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code, although the Company makes no representations that Options granted as Incentive Stock will maintain such qualification.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that any and all Awards and compensation payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted to satisfy such requirements. If the Committee determines that an Award, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to Section 409A of the Code, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from, or compliance with, Section 409A of the Code.

Furthermore, any payment or distribution that is to be made under the Plan (or pursuant to an Award under the Plan) to a Participant who is a “specified employee” of the Company within the meaning of that term under Section 409A and as determined by the Committee, on account of a “separation from service” within the meaning of that term under Section 409A of the Code, may not be made before the date which is six months after the date of such “separation from service,” unless the payment or distribution is exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise.

Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan.

Awards not deferred under Section 6.3 and not otherwise exempt from the requirements of Section 409A of the Code are intended to qualify for the short-term deferral exemption to Section 409A of the Code, and payment shall be made as soon as administratively feasible after the Award became vested, but in no event shall such payment be made later than 2 1/2 months after the end of the calendar year in which the Award becomes vested unless otherwise permitted under the exemption provisions of Section 409A of the Code.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt, amend or rescind such modifications, procedures or subplans under the Plan as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or where Participants may reside to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Oregon without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Oregon.

18.11	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the ”Effective Date”) is the date on which the Plan is approved by the shareholders of the Company. If the shareholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a)    an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, (iv) an acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (i), (ii) and (iii) set forth in the definition of Company Transaction, or (v) any acquisition approved by the Board;

(b)    a change in the composition of the Board during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)    consummation of a Company Transaction.

1

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.2.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Digimarc Corporation, an Oregon corporation.

“Company Transaction,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a)    a merger or consolidation of the Company with or into any other company;

(b)    a sale in one transaction or a series of transactions undertaken with a common purpose of at least 50% of the Company’s outstanding voting securities; or

(c)    a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all of the Company’s assets,

excluding, however, in each case, a transaction pursuant to which

(i)    the Entities who are the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction will beneficially own, directly or indirectly, at least 50% of the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the Successor Company in substantially the same proportions as their ownership, immediately prior to such Company Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities;

(ii)    no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the Successor Company or the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Company Transaction; and

(iii)    individuals who were members of the Incumbent Board will immediately after the consummation of the Company Transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

“Compensation Committee” means the Compensation Committee of the Board.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding. Notwithstanding the foregoing, with respect to Incentive Stock Options, “Disability” shall have the meaning attributed to that term for purposes of Section 422 of the Code.

2

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Outstanding Company Common Stock” has the meaning set forth in the definition of “Change in Control.”

“Outstanding Company Voting Securities” has the meaning set forth in the definition of “Change in Control.”

“Parent Company” means a company or other entity which as a result of a Company Transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11.

“Performance Criteria” has the meaning set forth in Section 16.1.

“Performance Period” means the period of time during which the Performance Criteria must be met in order to determine the degree of payout and/or vesting with respect to an Award. The Compensation Committee may establish different Performance Periods for different Participants, and the Compensation Committee may establish concurrent or overlapping Performance Periods.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2.

3

“Plan” means the Digimarc Corporation 2018 Incentive Plan.

“Prior Plan” has the definition set forth in Section 4.1.

‘‘Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Company Transaction.

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

4

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of the 2023 Annual Meeting of Shareholders, 2023 Proxy Statement, Proxy Card and 2022 Annual Report to Shareholders are available at www.proxyvote.com.

D97430-P86197

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF DIGIMARC CORPORATION

The undersigned hereby constitutes and appoints Riley McCormack and Charles Beck, and each of them, with the power to act without the other and with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Digimarc Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at Digimarc Corporation 8500 S.W. Creekside Place Beaverton, OR 97008-7101 on May 10, 2023 at 11:00 AM Local Time, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR 1 YEAR UNDER PROPOSAL 4, AND FOR PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS OF THE COMPANY.

Continued and to be signed on reverse side